                                                                    Exhibit 10.1

                                      LEASE

                          BURLINGTON WOODS OFFICE PARK
               2 BURLINGTON WOODS DRIVE, BURLINGTON, MASSACHUSETTS

               Premises: Portion of the Third (3rd) Floor Tenant:
                         SOUNDBITE COMMUNICATIONS, INC.

                                TABLE OF CONTENTS

1.       BASIC LEASE PROVISIONS............................................    1
1.1.        INTRODUCTION...................................................    1
1.2.        BASIC DATA AND DEFINITIONS.....................................    1
2.       DEMISING OF PREMISES, TERM, OPTIONS...............................    2
2.1.        DEMISE OF PREMISES.............................................    2
2.2.        APPURTENANT RIGHTS AND RESERVATIONS............................    2
2.3.        TERM...........................................................    3
2.4.        OPTION TO EXTEND THE TERM......................................    3
2.5.        RIGHT OF FIRST OFFER ON CERTAIN ADDITIONAL SPACE...............    4
2.6.        POTENTIAL EXPANSION AND MUTUAL NEW LEASE AND TERMINATION.......    5
3.       RENT..............................................................    5
3.1.        FIXED RENT.....................................................    5
3.2.        FIXED RENT FOR AVAILABLE SPACE AND DURING EXTENSION TERM.......    6
3.3.        LATE PAYMENT...................................................    7
4.       USE OF PREMISES; ALTERATIONS......................................    8
4.1.        PERMITTED USE..................................................    8
4.2.        ALTERATIONS....................................................    9
5.       ASSIGNMENT AND SUBLETTING.........................................   10
5.1.        GENERALLY......................................................   10
5.2.        REIMBURSEMENT, RECAPTURE AND EXCESS RENT.......................   12
5.3.        CERTAIN TRANSFERS..............................................   13
6.       CONDITION OF PREMISES AND RESPONSIBILITY FOR REPAIRS..............   14
6.1.        CONDITION OF PREMISES..........................................   14
6.2.        INTENTIONALLY OMITTED..........................................   15
6.3.        REPAIRS TO BE MADE BY LANDLORD.................................   15
6.4.        MAINTENANCE AND REPAIRS TO BE MADE BY TENANT...................   15
6.5.        FLOOR LOAD - HEAVY MACHINERY; OCCUPANT DENSITY.................   16
7.       SERVICES; UTILITY CHARGES.........................................   17
7.1.        LANDLORD'S SERVICES............................................   17
7.2.        UTILITY SERVICES AND CHARGES...................................   17
7.3.        ELECTRICAL SERVICE AND ELECTRICAL CHARGE.......................   18
8.       ADDITIONAL RENT FOR TAXES AND OPERATING EXPENSES..................   18
8.1.        TENANT'S PAYMENT OF ITS SHARE OF REAL ESTATE TAXES.............   18
8.2.        TENANT'S PAYMENT OF ITS SHARE OF OPERATING EXPENSES............   20

                               Burlington Woods - SOUNDBITE COMMUNICATIONS, INC.

9.       INDEMNITY AND INSURANCE...........................................   23
9.1.        INDEMNITY......................................................   23
9.2.        INSURANCE......................................................   23
9.3.        TENANT'S RISK..................................................   24
9.4.        INJURY CAUSED BY THIRD PARTIES.................................   25
9.5.        LANDLORD'S INSURANCE...........................................   25
10.      LANDLORD'S ACCESS TO PREMISES.....................................   25
10.1.       LANDLORD'S RIGHT OF ACCESS.....................................   25
10.2.       EXHIBITION OF SPACE TO PROSPECTIVE TENANTS.....................   25
10.3.       KEYS...........................................................   25
11.      FIRE, EMINENT DOMAIN, ETC.........................................   25
11.1.       FIRE OR OTHER CASUALTY.........................................   25
11.2.       EMINENT DOMAIN.................................................   26
12.      DEFAULT...........................................................   27
12.1.       TENANT'S DEFAULT...............................................   27
12.2.       REMEDIES.......................................................   28
12.3.       INTEREST ON LATE PAYMENTS......................................   29
12.4.       LANDLORD'S DEFAULT.............................................   30
12.5.       COSTS OF ENFORCEMENT...........................................   30
12.6.       BANKRUPTCY AND INSOLVENCY......................................   30
13.      MISCELLANEOUS PROVISIONS..........................................   31
13.1.       EXTRA HAZARDOUS USE............................................   31
13.2.       WAIVER.........................................................   31
13.3.       COVENANT OF QUIET ENJOYMENT....................................   32
13.4.       LANDLORD'S LIABILITY...........................................   32
13.5.       NOTICE TO MORTGAGEE AND GROUND LESSOR..........................   32
13.6.       ASSIGNMENT OF RENTS............................................   33
13.7.       MECHANIC'S LIENS...............................................   33
13.8.       NO BROKERAGE...................................................   33
13.9.       INVALIDITY OF PARTICULAR PROVISIONS............................   34
13.10.      PROVISIONS BINDING, ETC........................................   34
13.11.      RECORDING......................................................   34
13.12.      NOTICES........................................................   34
13.13.      WHEN LEASE BECOMES BINDING.....................................   35
13.14.      PARAGRAPH HEADINGS.............................................   35
13.15.      RIGHTS OF MORTGAGEE............................................   35
13.16.      STATUS REPORT..................................................   35
13.17.      TENANT'S FINANCIAL CONDITION...................................   36
13.18.      ADDITIONAL REMEDIES OF LANDLORD; SURVIVAL......................   36
13.19.      WAIVER OF COUNTERCLAIMS........................................   37
13.20.      CONSENTS.......................................................   37
13.21.      HOLDING OVER...................................................   37
13.22.      NON-SUBROGATION................................................   37
13.23.      ENVIRONMENTAL HAZARDS..........................................   38
13.24.      LETTER OF CREDIT...............................................   39
13.25.      GOVERNING LAW..................................................   39

                               Burlington Woods - SOUNDBITE COMMUNICATIONS, INC.

13.26.      INTENTIONALLY OMITTED..........................................   40
13.27.      SECURITY MEASURES..............................................   40
13.28.      EASEMENTS......................................................   40
13.29.      CHANGES TO PROPERTY............................................   40
13.30.      INCORPORATION OF PRIOR AGREEMENTS..............................   41
13.31.      AMENDMENTS.....................................................   41
13.32.      COVENANTS......................................................   41
13.33.      AUCTIONS.......................................................   41
13.34.      MERGER.........................................................   41
13.35.      AUTHORITY......................................................   41
13.36.      RELATIONSHIP OF PARTIES........................................   41
13.37.      RIGHT TO LEASE.................................................   42
13.38.      CONFIDENTIALITY................................................   42
13.39.      OFAC CERTIFICATION AND INDEMNITY...............................   42
13.40.      WAIVER OF JURY TRIAL...........................................   42

                                      LEASE
                          BURLINGTON WOODS OFFICE PARK

This Lease, by and between Landlord and the Tenant (as defined below), relates to the space in the building (the "Building") known as Building No. 2, Burlington Woods Office Park (which office park, and all improvements therein from time to time, shall be referred to as the "Office Park"), in Burlington, Middlesex County, Massachusetts, with an address at Two Burlington Woods Drive, Burlington, Massachusetts. The term "Lot" shall mean the parcel of land on which the Building is located; and the term "Property" shall mean the Lot and all improvements thereon from time to time, including the Building.

The parties to this Lease hereby agree with each other as follows:

1.   BASIC LEASE PROVISIONS

1.1. INTRODUCTION.

As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2. BASIC DATA AND DEFINITIONS.

Lease Date:                              December ___, 2004.

Landlord:                                BURLINGTON WOODS OFFICE TRUST NO. 2

Present Mailing Address of               c/o Finard & Company, LLC
Landlord:                                One Burlington Woods Drive
                                         Burlington, Massachusetts 01803

Tenant:                                  SOUNDBITE COMMUNICATIONS, INC.,
                                         a Delaware corporation.

Present Mailing Address of Tenant:       Three Burlington Woods Drive
                                         Burlington, Massachusetts 01803

Term or original Term:                   Three (3) years (plus the partial
                                         month, if any, as set forth in Section
                                         2.3.2 below).

Scheduled Commencement Date:             May 1, 2005.

Fixed Rent:                              Lease Year     PSF    Annual Fixed Rent   Monthly Installment
                                         ----------   ------   -----------------   -------------------
                                              1       $17.50      $174,352.50           $14,529.38
                                              2       $18.00      $179,334.00           $14,944.50
                                              3       $18.50      $184,315.50           $15,359.63

                                         FREE RENT: Notwithstanding the stated
                                         Fixed Rent set forth above, provided
                                         Tenant is not in default of any of its
                                         obligations under this Lease, Tenant
                                         shall be entitled to an abatement of
                                         monthly installments of Annual Fixed
                                         Rent, or so-called "free rent" period,
                                         for the first three (3) full calendar
                                         months of the Lease Term.

Electrical Charge:                       Premises are separately metered.

Option Period:                           One extension period of three (3) years.

Premises:                                The portion of the Building (as defined
                                         above) located on the third (3rd)
                                         floor, and shown as outlined on Exhibit
                                         A attached hereto.

Rentable Floor Area of the Premises:     Approximately 9,963 square feet.

Rentable Floor Area of the Building:     Approximately 26,729 square feet.

Permitted Use:                           First-class office space, and no other
                                         use.

                               Burlington Woods - SOUNDBITE COMMUNICATIONS, INC.

Letter of Credit Amount:                 $35,770.67.

Brokers:                                 Spaulding & Slye Colliers International
                                         and Richards Barry Joyce & Partners,
                                         LLC.

Tax Base:                                The Taxes for Tax Year 2006 (the fiscal
                                         year ending June 30, 2006), as provided
                                         in Section 8.1.

Base Operating Expenses:                 The Operating Expenses for Operating
                                         Year 2005 (the calendar year ending
                                         December 31, 2005), as provided in
                                         Section 8.2.

2.   DEMISING OF PREMISES, TERM, OPTIONS

2.1. DEMISE OF PREMISES.

     2.1.1. Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the Premises, subject to the terms and conditions of this Lease.

     2.1.2. For the purposes of this Lease, it is agreed that the Rentable Floor Area of the Premises shall be as stated in Section 1.2 above, and the Rentable Floor Area of the Building shall be as stated in Section 1.2 above.

2.2. APPURTENANT RIGHTS AND RESERVATIONS.

     2.2.1. Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use and to permit its invitees to use in common with others, public or common lobbies, hallways, stairways, passenger elevators and sanitary facilities in the Building necessary for Tenant's use and occupancy of the Premises, any other common areas and facilities as Landlord may designate from time to time, and (as provided in the next subsection) the parking facilities serving the Building (collectively, "common areas"). Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, and shall be subject to the right of Landlord to designate and change from time to time areas and facilities to be so used; provided, however, Landlord shall use commercially reasonable efforts to minimize any material interference with Tenant's use of or access to the Premises.

     2.2.2. Tenant shall also have, as appurtenant to the Premises, the nonexclusive right to use, and permit its employees and invitees to use, in common with others, on a first come, first serve basis, the open parking facilities serving the Building (excepting those spaces now or hereafter designated by Landlord as being for the exclusive use of others). Such parking rights shall be subject to the right of Landlord to limit the number of parking spaces available to Tenant, its employees and invitees, where the use of the same exceeds, in Landlord's judgment, the ratio of 3.3 spaces per 1,000 square feet of the Rentable Floor Area of the Building.

     2.2.3. Excepted and excluded from the Premises are the roof and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises and are a part thereof for all purposes; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like to serve premises other than the Premises, and to replace and maintain and repair such utility lines, pipes and the like in, over and upon the Premises.

     2.2.4. During the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday, legal holidays (both federal and state) in all cases excepted ("Normal Building Operating Hours"), the Building shall be open and access to the Premises shall be freely available, subject to interruption due to causes beyond

Landlord's reasonable control. During periods other than Normal Building Operating Hours, Landlord shall provide means of access to the Premises, subject to security restrictions on such access, such as card access systems, and to
Section 13.4.2 below. Access to the Premises during Normal Building Operating Hours and at other times shall always be subject to reasonable rules and regulations therefor from time to time established by Landlord by suitable notice. Tenant acknowledges that, in all events, Tenant is responsible for providing security to the Premises and its own personnel, and to the maximum extent permissible by law, Tenant shall indemnify, defend with counsel of Landlord's selection, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building by reason of the act of any intruder or any other person in or about the Premises or the Building.

2.3. TERM.

     2.3.1. Subject to the conditions herein stated, Tenant shall hold the Premises for the Term (as defined in Section 1.2) commencing on the Commencement Date (as defined below) and expiring at midnight of the last day of the Term, unless sooner terminated as provided herein.

     2.3.2. The Scheduled Commencement Date set forth in Section 1.2 is an estimated Commencement Date. The actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in accordance with the provisions of this Lease; provided, however, that the term of this Lease shall be computed from the first day of the calendar month following the Commencement Date if the Commencement Date is not on the first day of the month. Notwithstanding the Scheduled Commencement Date specified in Section 1.2, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant.

     2.3.3. Landlord and Tenant agree to execute a supplemental agreement confirming the actual Commencement Date and expiration date of the Term, once same are determined.

2.4. OPTION TO EXTEND THE TERM.

The Tenant shall have the option to extend the Term of this Lease for an additional period equal to the Option Period (the "Extension Term"), provided that: (i) this Lease is in full force and effect; (ii) Tenant is not in default of the terms and conditions of this Lease at the time it elects to extend the Term or at the commencement of the Extension Term; (iii) the original named Tenant has not assigned this Lease or sublet any portion of the Premises; and
(iv) Tenant has given Landlord written notice of its election to extend the Term no later than 9 months prior to the expiration date of the original Term of this Lease. In the event that Tenant shall extend the Term as aforesaid, such extension shall be upon the same terms and conditions as set forth herein except that: no further right to extend shall be deemed to be included; and the annual Fixed Rent payable hereunder shall be adjusted in accordance with the provisions of Section 3. Should Tenant so extend the Term of this Lease, the term "Term" as used herein shall mean the original Term together with the Extension Term.

2.5. RIGHT OF FIRST OFFER ON CERTAIN ADDITIONAL SPACE.

     2.5.1. Provided (i) this Lease is then in full force and effect, (ii) Tenant is not in default of the terms and conditions of this Lease, and (iii) the original named Tenant shall then occupy all or substantially all of the Premises, Tenant shall have the right of first offer to lease the entire second
(2nd) floor of the Building (the "Available Space") (but not portions thereof), which Tenant acknowledges is currently available for occupancy as of date of this Lease and is being marketed by Landlord to potential tenants and which Tenant has elected not to lease at this time, subject to and in accordance with the terms hereof. At any time during the Term of this Lease that the Available Space is available for occupancy, Tenant, or its broker, may contact Landlord's managing agent or broker to obtain the status of the Available Space and the current status of Landlord's marketing efforts in connection therewith and Landlord shall use good faith efforts to keep Tenant apprised of the status of Landlord's marketing efforts with regard to the current Available Space; provided Landlord shall not be required to disclose confidential discussions or other non-public information relating thereto. Tenant shall have the right to lease the Available Space, so long as such space is still available for occupancy, by giving written notice to Landlord of its desire to lease such space. Tenant acknowledges that time is of the essence in connection with this
Section 2.5.1. If Tenant fails to timely or unequivocally notify Landlord of its desire to lease the Available Space, Landlord shall be free to lease the Available Space (or any portion thereof) without restriction, and Tenant, following such failure and within seven (7) days of Landlord's request therefor, shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant's failure to exercise (or waiver of) such right, and Tenant's failure to so execute and deliver such certification shall (without in any way limiting any of Landlord's remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties. If Tenant so elects to lease the Available Space, the Available Space shall be leased upon the same terms and conditions contained in this Lease, except the Fixed Rent for the Available Space shall be equal to the Fair Market Rent therefor determined in accordance with Section 3.2.2 below and the Letter of Credit Amount shall be increased proportionately to reflect the inclusion of the Available Space, and the Available Space shall be and become part of the Premises hereunder upon the delivery of the Available Space to Tenant. It is understood and agreed that the Available Space shall be leased by Tenant in its then "as is" condition, without warranty or representation by Landlord, and that Landlord shall have no obligation to complete any work to prepare the Available Space for Tenant's occupancy. To confirm the foregoing, Landlord shall prepare an Amendment to Lease reflecting the foregoing terms, which shall be signed by Tenant within ten (10) business days of submission. For the purposes hereof, the Available Space shall be deemed "available for occupancy" so long as such space or any portion thereof is not the subject of any lease or occupancy agreement or letter of intent or proposal, or any such document has expired or is due to expire within six (6) months, or Landlord has elected not to renew the lease of the present tenant, and any prior options, rights or rights to lease with respect to the Available Space have expired or been waived and/or Landlord is otherwise free to lease such space to third parties without restriction. In no event, however, shall any actions or omissions made in good faith by Landlord or any of its agents or representatives in connection with providing any information on the Available Space give rise to any right to terminate this Lease or claim of any breach of Landlord hereunder or any claim for damages at law or equity including injunctive relief.

     2.5.2. Tenant understands that its rights under this Section 2.5 are and shall be subject and subordinate to any options to lease or any rights of first negotiation, first offer or first refusal to lease granted to other tenants of the Building prior to the date of execution and delivery of this Lease.

2.6. POTENTIAL EXPANSION AND MUTUAL NEW LEASE AND TERMINATION.

Tenant has advised Landlord that Tenant may have a space expansion requirement during the Term of this Lease. Landlord has advised Tenant that provided (i) this Lease is then in full force and effect, (ii) Tenant is not in default of the terms and conditions of this Lease, and (iii) the original named Tenant shall then occupy all or substantially all of the Premises, Landlord shall use good faith efforts to reach a mutually satisfactory agreement to accommodate such requirement within the Building or Office Park, part of which resolution shall include a termination of this Lease in the event any such expansion resolution involves substantially larger, contiguous new space elsewhere in the Building or the Office Park. Notwithstanding the foregoing, however, Tenant hereby acknowledges and agrees that the foregoing does not, and shall not be deemed to, create any option, right or other enforceable obligation regarding any expansion or space within the Building or Office Park (or otherwise), or give rise to any right to terminate this Lease or any claim of breach of Landlord hereunder or any claim for damages at law or equity, including injunctive relief.

3.   RENT

3.1. FIXED RENT.

     3.1.1. Tenant agrees to pay to Landlord, without offset or deduction and without previous demand therefor, except as expressly provided herein, annual Fixed Rent during each Lease Year (as defined below) of the Term. The annual Fixed Rent during the original Term shall be as provided in Section 1.2 above.

     3.1.2. All such annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term, commencing on the Commencement Date, to Landlord, or as directed by Landlord, at the Present Mailing Address of Landlord (as set forth in Section 1.2) or at the address from time to time designated by Landlord.

     3.1.3. Fixed Rent for any partial month shall be paid by Tenant on a pro rata basis, and if the Commencement Date, except as otherwise expressly provided in Section 1.2 above, occurs on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be a payment equal to a proportionate part of such monthly Fixed Rent for the partial month from such date to the first day of the succeeding calendar month, and the monthly Fixed Rent for such succeeding calendar month.

     3.1.4. For the purposes of this Lease, "Lease Year" shall mean each successive 12-month period included in whole or in part in the Term of this Lease; the first Lease Year beginning on the Commencement Date and ending at midnight on the day before the first anniversary of the Commencement Date (provided that if the Commencement Date is not the first day of a calendar month, the first Lease Year shall end at midnight on the last day of the calendar month which includes the first anniversary of the Commencement Date). If the first Lease Year of the Term shall be greater than one full calendar year, the annual Fixed Rent for such Lease Year shall be increased proportionately to the greater length of such Lease Year.

     3.1.5. Notwithstanding the fact that the amounts of Fixed Rent set forth in this Lease were or may have been determined with reference to the floor area of the Premises, said amounts as set forth above are stipulated to be the amounts of Fixed Rent due hereunder, whether or not the actual floor area of the Premises are in fact more or less than the floor area figures used to determine said Fixed Rent.

3.2. FIXED RENT FOR AVAILABLE SPACE AND DURING EXTENSION TERM.

     3.2.1. For the Available Space leased by Tenant in accordance with Section
2.5 and/or during the Extension Term of this Lease (if Tenant exercises its option to extend the Term hereof in accordance with Section 2.4), the annual Fixed Rent to be paid by Tenant for the Available Space and during each Lease Year of the Extension Term shall be determined as of the first day of the inclusion of the Available Space into the Premises and Extension Term, respectively, and shall equal the Fair Market Rental Value.

     3.2.2. The "Fair Market Rental Value" shall mean the market rate for the rental of the Available Space and the Premises for the Extension Term, as the case may be, including all relevant factors, but in no event less than the Fixed Rent payable during the last Lease Year of the original Term as to Extension Term Fixed Rent, or less than the Fixed Rent then being charged under this Lease as to Available Space. The Fair Market Rental Value shall be determined as follows:

     (a) After the exercise by Tenant of its option to extend the Term, Landlord shall advise Tenant in writing of Landlord's determination of the Fair Market Rental Value within twenty (20) business days of Landlord's receipt of Tenant's exercise notice (but in no event shall Landlord be required to provide such determination prior to nine (9) months prior to the expiration of the original Term). Tenant shall be deemed to have accepted the rental amount contained in Landlord's said notice, and such rental rate shall be conclusively deemed to be the Fair Market Rental Value, unless Tenant notifies Landlord in writing, within 10 business days after Landlord's notice (but in no event shall Tenant's notice be sent less than eight (8) months prior to the expiration of the original Term), that Tenant disputes the aforementioned determination by Landlord and Tenant affirmatively elects to either (i) rescind its exercise of the extension option, in which event Tenant's extension option shall be of no further force or effect, or (ii) that Tenant disputes the aforementioned determination by Landlord, in which event the parties shall proceed to the Fair Market Rental Value determination as set forth in Subsection (c) below.

     (b) After the exercise by Tenant of its election to lease the Available Space, Landlord shall advise Tenant in writing of Landlord's determination of the Fair Market Rental Value within 30 days of Landlord's receipt of Tenant's notice exercising its right to such Available Space. Tenant shall be deemed to have accepted the rental amount contained in Landlord's said notice, and such rental rate shall be conclusively deemed to be the Fair Market Rental Value, unless Tenant notifies Landlord in writing, within 10 business days after Landlord's notice, that Tenant disputes the aforementioned determination by Landlord, in which event the parties shall proceed to the Fair Market Rental Value determination as set forth in Subsection
          (c) below.

     (c) In the event that Tenant so disputes the determination of the Fair Market Rental Value by Landlord, and the Landlord and Tenant are unable to agree on the Fair Market Rental Value within 30 days, the same shall be determined as follows: Landlord and Tenant each shall, within thirty (30) days thereafter, appoint an independent appraiser who shall be instructed to determine independently the Fair Market Rental Value. If the difference between the amounts so determined by such appraisers does not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rental Value shall be an amount equal to fifty percent (50%) of the total of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two
          (2) appraisers shall have ten (10) days thereafter to appoint a third appraiser, but if such appraisers fail to do so within such ten (10) day period, then either Landlord or Tenant may request the Greater Boston Real Estate Board or any successor organization thereto to appoint an appraiser within ten (10) days of such request, and both Landlord and Tenant shall be bound by any appointment so made within such ten (10) day period. If no such appraiser shall have been appointed within such ten (10) days either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the Greater Boston Real Estate Board or by such court shall be instructed to determine the Fair Market Rental Value in accordance with the definition of such term contained herein and within twenty (20) days after its appointment. If the third appraisal shall exceed the higher of the first two appraisals, the Fair Market Rental Value shall be the higher of the first two appraisals; if the third appraisal is less than the lower of the first two appraisals, the Fair Market Rental Value shall be the lower of the first two appraisals. In all other cases, the Fair Market Rental Value shall be equal to the third appraisal. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the 30 day period specified above (such party being referred to herein as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice. If the failing party shall not respond by appointment of its appraiser within said ten day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Fair Market Rental Value shall be binding and conclusive upon Tenant and Landlord. Each party shall pay for the fees and expenses of the appraiser appointed by it, but the fees and expenses of the third appraiser shall be shared equally by the parties. All appraisers appointed hereunder shall be MAI appraisers, so-called, knowledgeable in the field of commercial real estate and experienced in the Boston Metro-West market. The foregoing determination shall be conclusive, final and binding on the parties and enforceable in any court having jurisdiction over the parties.

     (d) If the parties are unable to agree on the Fair Market Rental Value (or the arbitration procedure set forth above has not concluded) prior to the first day of the Extension Term or the date the Available Space is incorporated into the Premises, Tenant shall make monthly payments on account of Fixed Rent (in addition to all additional rent and other payments hereunder) in the amount of Landlord's initial designation of the Fair Market Rental Value, until the Fair Market Rental Value has been finally established as herein provided, at which time an appropriate retroactive Fixed Rent adjustment payment or refund shall be made, if necessary.

     3.2.3. During the Extension Term, Tenant shall continue to pay all additional rent and other payments as provided in this Lease.

3.3. LATE PAYMENT.

If any Fixed Rent, additional rent or any other payments due hereunder from Tenant are not paid within 10 days of the due date thereof, Tenant shall be charged a late fee of $250.00 for each late payment for each month or portion thereof that said payment remains outstanding. Said late fee shall be payable in addition to and not in exclusion of any other remedies of Landlord on account of such late payments, including without limitation the obligation to pay interest on late payments, as provided in Section 12.3.

4.   USE OF PREMISES; ALTERATIONS

4.1. PERMITTED USE.

     4.1.1. Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Use, as provided in Section 1.2 of this Lease, and for no other purpose or purposes.

     4.1.2. Tenant further covenants and agrees to conform to the following provisions during the entire Lease Term:

     (a) Tenant shall cause all freight (including furniture, fixtures and equipment used by Tenant in the occupancy of the Premises) to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor and Landlord may require that such deliveries or removals be undertaken during periods other than Normal Building Operating Hours.

     (b) Tenant shall not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises except as provided in the next paragraph.

          Notwithstanding the foregoing, Tenant may, at Tenant's sole expense, locate a sign at the entrance door to the Premises of the type commonly and customarily found in first-class office buildings for the purpose of identifying and locating the Premises, which sign and location shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Where Landlord establishes reasonable standards for such signs, Tenant agrees to conform to the same and to submit for Landlord's prior approval, such approval not unreasonably to be withheld, conditioned or delayed, a plan or sketch of the sign to be placed on or about such entry door and location thereof. Without limitation, lettering on windows and window displays are expressly prohibited.. Landlord shall also provide Tenant, and any permitted successor or assign, with a listing on the Building's main tenant directory.

     (c) Tenant shall not perform any act or any practice which may injure the Premises, or any other part of the Building or the Property, or cause any offensive odors or loud noise, or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building, or be detrimental to the reputation or appearance of the Building, and Tenant shall permit no waste with respect to the Premises or the Property.

     (d) Tenant shall conduct Tenant's business in the Premises in such a manner that Tenant's invitees shall not collect, line up or linger in the lobby or corridors of the Building, but shall be entirely accommodated within the Premises.

     (e) Tenant shall comply and shall cause all employees to comply with all rules and regulations from time to time established by Landlord by suitable notice, including without limitation the current rules and regulations, a copy of which are attached hereto as Exhibit B. Landlord shall not, however, be responsible for the noncompliance of any such rules and regulations by any other tenant or occupant.

     (f) Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the reasonable recommendations of Landlord's engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect during the Lease Term relating in any manner to the Premises or the particular occupation or particular use (as opposed to office use generally, the cost for which shall be part of Operating Expenses to the extent set forth in Section 8.2) by Tenant (or any of its employees, visitors or invitees) of the Premises ("Laws and Restrictions").

4.2. ALTERATIONS.

Tenant shall not make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alterations") to the Premises, except in accordance with this Section 4.2 and with the prior written consent of Landlord, which Landlord agrees not unreasonably to withhold, condition or delay as to nonstructural Alterations (nonstructural Alterations being those that do not materially, adversely affect the Building's structure, roof, exterior or mechanical, electrical, plumbing, life safety or other Building systems or architectural design, character or use of the Building or Premises). Without limiting any of the terms hereof, Landlord will not approve any Alterations requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services to the Premises, unless Tenant first gives assurances or security acceptable to Landlord that such re-adaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. All Alterations made by Tenant shall be made in accordance with plans and specifications which have been approved in writing by the Landlord, in Landlord's reasonable discretion, pursuant to a duly issued permit, and in accordance with all Laws and Restrictions, the provisions of this Lease and in a good and first-class workmanlike manner using new materials of same or better quality as base building standard materials, free of all liens and encumbrances. All Alterations shall be performed by a contractor or contractors selected by Tenant and approved in writing by Landlord, in Landlord's reasonable discretion. Except for any non-structural Alteration costing less than $10,000.00 (per such Alteration), Tenant shall pay to Landlord a fee equal to the lesser of (i) five percent (5%) of the cost of any such Alterations, or (ii) Landlord's actual costs incurred, to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction of the Alterations; in the event any non-structural Alteration costing less than $10,000.00 requires Landlord's specific review or monitoring, Tenant shall pay the reasonable third party cost therefor incurred by Landlord. If, as a result of any Alterations made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other Laws or Restrictions and such compliance requires Landlord to make any improvement or Alteration to any portion of the Building, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Tenant agrees to obtain or cause its contractor(s) to obtain, prior to the commencement of any work or Alterations, "builder's all risk" insurance in an amount and with such commercially reasonable coverages approved by Landlord and worker's compensation insurance in the statutorily required amount(s) and evidence of all such insurance shall be furnished to Landlord prior to the performance by such contractor(s) or person(s) of any work in respect of the Premises. Landlord shall have the right to stop any work not being performed in conformance with this Lease, and, at its option, but only after notice to Tenant and Tenant fails to promptly remedy such non-conformance, may repair or remove non-conforming work at the expense of Tenant. Tenant hereby indemnifies and holds Landlord harmless from and against any liens, encumbrances and violations of Laws and Restrictions. The filing of any lien or encumbrance, or the violation of Laws or Restrictions, shall constitute a default hereunder. The repair and indemnity obligations of Tenant hereunder, including Tenant's obligations to repay Landlord the cost of repairing or removing Alterations, shall survive the termination of this Lease. All Alterations performed by Tenant in the Premises shall remain therein (unless, at the time of Landlord's consent therefore, Landlord directs Tenant to remove the same on termination or expiration of this Lease) and, at termination or expiration, shall be surrendered as a part thereof, except for Tenant's usual trade fixtures, furniture and equipment installed prior to or during the Lease term at Tenant's cost, which trade fixtures, furniture and equipment Tenant shall remove in their entirety prior to the termination or expiration of this Lease. Tenant agrees to repair any and all damage to the Premises resulting from such removal (including removal of Tenant's Alterations directed by Landlord) or, if Tenant fails to do so and Landlord so elects, to pay Landlord for the cost of any such repairs forthwith after billing therefor.

5.   ASSIGNMENT AND SUBLETTING

5.1. GENERALLY.

     5.1.1. Notwithstanding any other provisions of this Lease, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of any concessions, licenses, occupancy rights, management arrangements and the like) the whole or any part of the Premises without, in each instance, having first received the express, written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. A change in Tenant's name shall not constitute an assignment or sublease hereunder, provided Tenant notifies Landlord in writing of such name change prior to making such change. Tenant shall not collaterally assign this Lease (or any portion thereof) or permit any assignment of this Lease by mortgage, other encumbrance or operation of law.

     5.1.2. Without limitation, it shall not be unreasonable for Landlord to withhold such approval from any assignment or subletting where, in Landlord's opinion: (i) the proposed assignee or sublessee does not have a financial standing and credit rating equal to Tenant at the time of this Lease (or at the time of the proposed assignment or subletting, if greater); (ii) the proposed assignee or sublessee, in Landlord's reasonable discretion, does not have a good reputation in the community; (iii) the business in which the proposed assignee or sublessee is engaged could, in Landlord's reasonable discretion, detract from, the Building, its value or the costs of ownership thereof; (iv) Intentionally Deleted; (v) the proposed sublessee or assignee is a current tenant or a prospective tenant (meaning such tenant has been shown space in the last six (6) months or has been presented with or has made an offer to lease space) of the Building or of the Office Park; (vi) the use of the Premises by any sublessee or assignee (even though a Permitted Use) violates any use restriction granted by Landlord in any other lease or would otherwise cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (vii) if such assignment or subleasing is not approved of by the holder of any mortgage on the Property (if such approval is required); (viii) a proposed assignee's or subtenant's business will impose a burden on the Property's parking facilities, elevators, common areas, facilities, or utilities that is greater than the burden permitted under this Lease, in Landlord's reasonable judgment; (ix) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (x) Tenant is in default (beyond applicable notice or cure periods) of any of its obligations under the Lease at the time of the request or at the time of the proposed assignment or sublease; (xi) if requested by Landlord, the assignee or subtenant refuses to sign a commercially reasonable non- disturbance and attornment agreement in favor of Landlord's lender; (xii) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (xiii) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Property; (xiv) the assignment or sublease will result in there being more than two (2) subtenants of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); or (xv) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee's or sublessee's property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

     5.1.3. Any request by Tenant for such consent shall set forth or be accompanied by, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, a final copy of all assignment and sublease documents (with copies of such fully executed copies to follow promptly and Landlord's consent, if granted, shall be expressly conditioned upon receipt thereof), and clearly stating the rent or any other consideration to be paid in respect thereto; and such request shall be treated as Tenant's warranty in respect of the information submitted therewith. Tenant's request shall not be deemed complete or submitted until all of the foregoing information has been received by Landlord. Landlord shall respond to such request for consent within 15 business days following Landlord's receipt of all information, documentation and security required by Landlord with respect to such proposed sublease or assignment.

     5.1.4. The foregoing restrictions shall be binding on any assignee or sublessee to which Landlord has consented, provided, notwithstanding anything else contained in this Lease, Landlord's consent to any further assignment, subleasing or any sub-subleasing by any approved assignee or sublessee may be withheld by Landlord at Landlord's sole and absolute discretion.

     5.1.5. Consent by Landlord to any assignment or subleasing shall not include consent to the assignment or transferring of any lease renewal, extension or other option, first offer, first refusal or other rights granted hereunder, or any special privileges or extra services granted to tenant by separate agreement (written or oral), or by addendum or amendment of the Lease.

     5.1.6. In the case of any assignment of this Lease or subletting of the Premises, the Tenant named herein shall be and remain fully and primarily liable for the obligations of Tenant hereunder, notwithstanding such assignment or subletting, including, without limitation, the obligation to pay the Fixed Rent and other amounts provided under this Lease, and the Tenant shall be deemed to have waived all suretyship defenses.

     5.1.7. In addition to the foregoing, it shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by:
(i) with respect to an assignment, all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Fixed Rent and other amounts provided for under this Lease, and (ii) with respect to a sublease, those obligations under the Lease applicable to the subleased premises and/or incorporated in the sublease; and (iii) with respect to both an assignment and sublease, the covenant regarding use and the covenant against further assignment and subletting.

5.2. REIMBURSEMENT, RECAPTURE AND EXCESS RENT.

     5.2.1. Tenant shall, upon demand, reimburse Landlord for the reasonable fees and expenses (including legal and administrative fees and costs) incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises, whether or not Landlord agrees thereto, and if Tenant shall fail promptly so to reimburse Landlord, the same shall be a default in Tenant's monetary obligations under this Lease subject to the applicable grace and cure period set forth in Section 12.l(b).

     5.2.2. It Tenant requests Landlord's consent to assign this Lease or sublet all or a portion of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 15 days after Landlord's receipt of Tenant's completed request, to terminate this Lease as of the date of the proposed sublease or assignment. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 4.2 at the end of the Term and thereafter, to the extent necessary in Landlord's judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises (or portion thereof) so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Fixed Rent and the Rentable Floor Area of the Premises shall be adjusted according to the extent of the Premises for which the Lease is terminated.

     5.2.3. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of, in the case of an assignment, fifty percent (50%) of all the consideration (or the cash equivalent thereof) therefor and in the case of a subletting, fifty percent (50%) of all any such excess rent For the purposes of this subsection the term "rent" or "consideration" shall mean all Fixed Rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises including, without limitation, key money, or bonus money paid by the assignee or subtenant to Tenant in connection with such transaction and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with any such transaction, but shall exclude any separate payments by Tenant for reasonable attorney's fees, the reasonable cost of any reasonable Alterations made by Tenant to the Premises (amortized over the Lease Term), and broker's commissions in connection with such assignment or subletting.

     5.2.4. If the Premises or any part thereof are sublet by Tenant, following the occurrence of a default which has continued beyond the applicable cure period Landlord, in addition to any other remedies provided hereunder or at law may at its option collect directly from such sublessee(s) all rents becoming due to the Tenant under such sublease(s) and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such sublessee(s) to so make all such rent payments, if so directed by Landlord and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between the Landlord and such subtenant or impose any obligations on Landlord or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.

     5.2.5. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

     Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default beyond applicable notice and cure periods occurs in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default beyond applicable notice and cure periods exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. In the event Landlord terminates this Lease by reason of a default of Tenant, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant, unless Landlord actually receives such security deposit, or for any other prior defaults of Tenant under such sublease.

5.3. CERTAIN TRANSFERS.

     5.3.1. If at any time Tenant's interest in this Lease is held by a corporation, trust, partnership, limited liability company or other entity, the transfer of a controlling interest in the voting stock, beneficial interests, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) shall be deemed an assignment of this Lease, and shall require Landlord's prior written consent. The foregoing provisions shall not be applicable so long as the Tenant is a corporation, the outstanding voting stock of which is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another corporation, the voting stock of which is so listed. For the purposes hereof, a "controlling interest" shall mean any transfer that results in the change (whether at one time or in the aggregate) in the effective control over the management of such entity.

     5.3.2. To enable Landlord to determine the ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time promptly after Landlord's reasonable request therefor, (i) if the second to last sentence of subsection
5.3.1 if applicable, proof of listing on a recognized security exchange, or (ii) if the last sentence of subsection 5.3.1 is not applicable, an accurate and complete listing of the holders of its stock, beneficial interests, partnership interests, membership interests or other ownership interests therein as of such request and as of the date of this Lease. Landlord shall use reasonable efforts to keep confidential any information received by Landlord pursuant to this
Section 5.3, provided, however, that Landlord shall have the right to disclose any such information to existing or prospective mortgagees, or prospective purchasers of the Building.

     5.3.3. Notwithstanding any other provision of this Section, (a) transactions with an entity (i) into or with which Tenant is merged or consolidated, (ii) to which all or substantially all of Tenant's assets are transferred as a going concern, (iii) which controls or is controlled by Tenant or is under common control with Tenant, or (b) any transfer of stock, equity or other indicia of ownership of or interest in Tenant resulting from (i) an initial or subsequent offering, sale transfer or conveyance of such stock, equity or ownership interest on any recognized securities market, or (ii) the transfer, exchange, acquisition or conveyance of any stock, equity or other ownership interest by, to, from any entity providing financing or capitalization to Tenant, shall not be deemed to be an assignment or subletting within the meaning of this Section, provided that in any of such events (1) Landlord receives prior written notice of any such transactions, (2) except in any instance where Tenant is the surviving entity following any such transaction described in (a) above, the assignee or subtenant agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting, (3) in no event shall Tenant be released from its obligations under this Lease, (4) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant's interest in this Lease, and (5) the involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, will not result in a reduction of the "Net Worth" of Tenant as hereinafter defined as it exists immediately prior to said transaction or transactions constituting such reduction. "Net Worth" of Tenant for purposes of this section shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

6. CONDITION OF PREMISES AND RESPONSIBILITY FOR REPAIRS

6.1. CONDITION OF PREMISES.

     6.1.1. Subject to Landlord substantially completing Landlord's Work (as defined below) as set forth herein, Tenant accepts the Premises and the Building in their present "as is" condition, without representation or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof; and Tenant agrees that except as expressly set forth in this Section 6.1., Landlord has no work to perform in or on the Premises to prepare the Premises for Tenant's use and occupancy, and that any and all work to be done in or on the Premises will be performed by Tenant at Tenant's sole cost and expense in accordance with the terms of this Lease. It being understood that Landlord shall deliver the Premises with all electrical, mechanical, plumbing, HVAC and other systems serving the Premises in good working order, subject to punchlist items and minor repairs relating thereto that do not materially interfere with Tenant's use of the Premises and subject to the terms and conditions of this Lease. Prior to the Commencement Date, Landlord shall substantially complete the work shown on Exhibit D attached hereto ("Landlord's Work"). Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of Landlord's Work, Tenant shall have the right to enter the Premises up to fourteen (14) days prior to the anticipated Commencement Date for the purpose of installing furniture, trade fixtures, equipment, and similar items. Tenant shall be liable for any damages or delays caused by Tenant's activities at the Premises. Provided that Tenant has not begun operating its business from the Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant and the Lease term shall not commence as a result of said activities. Prior to entering the Premises Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord's building manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.

6.2. INTENTIONALLY OMITTED.

6.3. REPAIRS TO BE MADE BY LANDLORD.

     6.3.1. Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair, the roof, exterior walls, structural components and common building systems of the Building insofar as they affect or serve the Premises and the appurtenant common areas of the Building, and to maintain, repair and replace, in a good working order and condition, the HVAC (except the supplemental HVAC system and equipment serving Tenant's computer room as set forth below), plumbing electrical and other mechanical systems and equipment serving the Premises, unless installed by or for Tenant or exclusively serving and located within the Premises. Without limitation, Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading directly to the Premises, or for any Alterations installed by or at Tenant's request, or for any condition in the Premises or, subject to Section 13.22, caused by any act or neglect of Tenant or any contractor, agent, employee or invitee of Tenant, or anyone claiming by, through or under Tenant. Landlord also agrees to maintain the parking areas, roadways and landscaping on the Property surrounding the Building in good order and repair, including but not limited to providing adequate lighting and snow removal therefrom. Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressed in this Section unless expressly otherwise provided in this Lease. All costs incurred by Landlord in connection with the foregoing obligations shall be included as part of Operating Expenses, subject to the terms of Section 8.2.

     6.3.2. Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section or elsewhere in this Lease, Landlord has undertaken to make unless: (a) Tenant, to the extent it has knowledge of any such defective condition, has given notice to Landlord of the need to make such repairs as a result of a condition in the Building or in the Premises requiring any repair for which Landlord is responsible; and (b) Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice if any repairs are, in fact, necessary.

6.4. MAINTENANCE AND REPAIRS TO BE MADE BY TENANT.

     6.4.1. Tenant covenants and agrees that Tenant will keep neat and clean and maintain in good order, condition and repair, the Premises and every part thereof (and any signs permitted hereunder), and specifically including, without limitation, the supplemental HVAC system and equipment serving Tenant's computer room, throughout the Lease Term, excepting only those repairs for which Landlord is responsible under the terms of this Lease, damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain and reasonable wear and tear and Tenant shall surrender the Premises at the end of the Term in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all Laws and Restrictions and shall, at Tenant's own expense obtain and maintain in effect all permits, licenses and the like required by applicable law, all to the extent necessitated by Tenant's (or any of its employee's, invitee's or customer's) particular use of the Premises, as opposed to "office use" generally which will be the responsibility of Landlord and the cost for which shall be included in Operating Expenses, subject to the terms of Section 8.2. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to any areas in the Building or Office Park, including the Premises, by Tenant, Tenant's contractors or Tenant's agents, employees, invitees, or anyone claiming by, through or under Tenant. Landlord may replace as needed any bulbs and ballasts in the Premises during the Lease Term at Tenant's cost and expense, or Landlord may require Tenant to replace the same, at Tenant's cost and expense. Tenant shall pay Landlord, as additional rent, the cost of Landlord (or its agents) either performing, or entering into a contract for, regularly scheduled (monthly or quarterly as reasonably determined by Landlord) preventive maintenance/service for the supplemental HVAC system and equipment serving Tenant's computer room; provided that during the first Lease Year, Tenant shall not be required to pay for any repairs or replacements relating to the supplemental HVAC system, except for such preventative maintenance/service and/or incidental repairs and replacements relating thereto (e.g., filters, hoses and other de minimis items).

     6.4.2. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant fails, refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be obligated to) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the reasonable cost thereof, and if Tenant shall fail to so reimburse Landlord upon demand, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

6.5. FLOOR LOAD - HEAVY MACHINERY; OCCUPANT DENSITY.

     6.5.1. Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed.

     6.5.2. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Tenant shall schedule such moving at such times as Landlord shall require for the convenience of the normal operations of the Building.

     6.5.3. Tenant shall maintain a ratio of not more than one Occupant (as defined below) for each two hundred (200) square feet of rentable area in the Premises. Landlord shall have the right to periodically visit the Premises without advance notice to Tenant in order to track the number of Occupants arriving at the Premises, provided, however, Landlord shall use commercially reasonable effort so as not to materially interfere with Tenant's business operations during any such visit. For purposes of this section, "Occupants" include employees, visitors, and contractors, but shall use commercially reasonable effort so as to not materially include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, employees of Landlord or employees of Landlord's agents or contractors. Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Premises and the Common Areas, additional use of electricity, water and other utilities, and additional demand for other Building services.

7. SERVICES; UTILITY CHARGES

7.1. LANDLORD'S SERVICES.

     7.1.1. Landlord covenants during the Term:

     (a) To furnish, through Landlord's employees or independent contractors, electricity (for lights, convenience receptacles, and normal office machines and equipment in the Premises, subject to Section 7.2 below, and for the common areas and facilities), heat, air conditioning and ventilation and nightly janitorial and general cleaning services to a level customarily provided by operators of buildings such as the Building; it is understood, however, that heat, air conditioning and ventilation and certain other services shall only be furnished during Normal Building Operating Hours; and

     (b) To furnish, through Landlord's employees or independent contractors, additional Building operation services upon reasonable advance request of Tenant at rates from time to time established by Landlord to be paid by Tenant provided the same may be reasonably and conveniently provided by Landlord. Tenant hereby agrees to pay to Landlord the cost of such additional services as additional rent upon demand by Landlord.

     7.1.2. Intentionally Omitted.

     7.1.3. All costs incurred by Landlord in connection with foregoing services shall be included as part of the Operating Expenses.

7.2. UTILITY SERVICES AND CHARGES.

     7.2.1. The Tenant shall obtain directly from the supplier or utility company any services (such as telephone service, or should it be separately metered and provided as provided in Section 7.3 below, electrical service) not provided to the Premises by Landlord, and Tenant shall pay all charges therefor when due. If requested by Landlord, Tenant shall promptly provide Landlord with evidence of such payment. If such utility company shall have a lien on the Premises for nonpayment of such charges and Tenant shall fail at any time to make payment of same, without limitation of Landlord's rights on account of such failure, Tenant shall thereafter, if requested by Landlord, pay to Landlord, when monthly Fixed Rent is next due and thereafter on Landlord's demand, an amount reasonably estimated by Landlord to be sufficient to discharge any such lien in the event of a further failure of Tenant to pay any such charges when due. Landlord shall hold the amounts from time to time deposited under this
Section 7.2 as security for payment of such charges and may, without limitation of remedies on account of Tenant's failure to make any subsequent payment of such charges, use such amounts for such payments. Such amount or such portion thereof as shall be unexpended at the expiration of this Lease shall, upon full performance of all Tenant's obligations hereunder, be repaid to Tenant without interest.

     7.2.2. Tenant shall not introduce to the Premises fixtures or equipment which (individually or in the aggregate) exceed those used by the average office tenant or overload the capacity of the electrical, heating, ventilating and air conditioning, mechanical, plumbing or other utility systems serving the Premises; such capacities shall be deemed overloaded if such use by Tenant exceeds, on a square foot basis, the capacity of such systems; and in no event shall the electrical usage at the Premises exceed 4 watts per square foot. If Tenant uses the Premises or installs fixtures or equipment in such a manner as would so overload said systems, as reasonably determined by Landlord, Tenant shall pay, as additional rent, within 10 days of billing therefor, the cost of providing and installing any additional equipment, facilities or services that may be required as a result thereof, and for any repairs or damage resulting therefrom. Landlord acknowledges that the current use by Tenant of the Premises is permitted under this Section.

     7.2.3. All costs incurred by Landlord in connection with utility services provided to the Premises shall be included as part of the Operating Expenses, subject to the terms of Section 8.2.

     7.2.4. Landlord shall not be responsible for any interruption of electricity, oil, water, sewer, telephone, data or other utility or Building services supplied to the Premises. Furthermore, Landlord shall not be liable for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to an interruption of any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

7.3. ELECTRICAL SERVICE AND ELECTRICAL CHARGE.

     7.3.1. It is understood that the electrical service for the Premises (for lights and convenience outlets) is currently separately metered from service provided to other rentable spaces and common areas of the Building. Accordingly,
(i) Tenant shall make arrangements for such electrical service directly with the utility supplier, and (ii) Landlord shall have no obligations to Tenant with respect to electrical service to the Premises.

     7.3.2. Nothing in Section 7.3.1 shall relieve Tenant from its obligation to pay as part of Operating Expenses, Tenant's share of electrical charges relating to the common areas as set forth in this Lease.

     7.3.3. Intentionally Deleted.

8. ADDITIONAL RENT FOR TAXES AND OPERATING EXPENSES

8.1. TENANT'S PAYMENT OF ITS SHARE OF REAL ESTATE TAXES.

     8.1.1. For the purposes of this Section, the following terms shall have the following meaning:

          "Tax Year" shall mean the twelve-month period in use in the Town of Burlington for the purpose of imposing ad valorem taxes upon real property. In the event that such Town changes the period of its tax year, "Tax Year" shall mean a twelve-month period commencing on the first day of such new tax year, and each twelve-month period commencing on the anniversary of such date during the Term of this Lease.

          "Taxes" shall mean all taxes and assessments of every kind and nature imposed, assessed or levied by a governmental authority on the Property, including without limitation all real estate taxes, betterments, assessments (ordinary and extraordinary), water rents, sewer, and other charges. If taxes upon rentals or otherwise pertaining to the Property (including without limitation any tax on rentals or income or any value added tax, so called) shall be substituted, in whole or in part, for the present ad valorem real estate taxes, or shall be assessed in addition thereto, then the term "Taxes" shall include such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, together with any such additional taxes. The term "Taxes" shall not include any inheritance or estate taxes, or any taxes on income to the extent applicable to Landlord's net income. Landlord acknowledges that the Building and improvements relating thereto are the only taxable improvements located on the Lot.

     8.1.2. In the event that the Taxes imposed with respect to the Property shall be greater during any Tax Year (and in the event the Town shall first send estimated tax bills, until a final bill is sent [at which time Tenant's share of real estate taxes shall be recomputed], real estate taxes shall be such taxes as shown on the estimated tax bill) than the Tax Base (as defined in Section 1.2), Tenant shall pay to Landlord, as additional rent, the amount obtained by multiplying the amount by which the Taxes exceed the Tax Base by a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Rentable Floor Area of the Building.

     8.1.3. Landlord shall submit to Tenant a statement setting forth the amount of such additional rent, and within 30 days after the delivery of such statement (whether or not such statement shall be timely), Tenant shall pay to Landlord the payment under subparagraph 8.1.2 above. So long as the Taxes, or any portion thereof, shall be payable in installments, Landlord may submit such statements to Tenant in similar installments. The failure by Landlord to send any statement required by this subparagraph shall not be deemed to be a waiver of Landlord's right to receive such additional rent.

     8.1.4. If the first day of the Tax Year in such Town of Burlington should be changed after the Commencement Date so as to change the twelve-month period comprising the Tax Year, or if the Tax Year shall be a period of time other than twelve months, in determining the additional rent to be paid by Tenant under this Section with respect to the Taxes payable by Tenant for any such Tax Year, including a partial Tax Year, the Tax Amount shall be pro-rated on a per day basis.

     8.1.5. Any betterment assessment, so-called "rent tax" or any other tax levied or imposed by any governmental authority in addition to, in lieu of or as a substitute for real estate taxes, shall nevertheless be deemed to be real estate taxes for the purpose of this Section, provided, however, any such amounts shall be payable by Tenant as if Landlord had elected to pay over the longest period permitted by law.

     8.1.6. Tenant's obligations to pay additional rent under this Section on account of Taxes shall commence on the Commencement Date.

     8.1.7. If Tenant is obligated to pay any additional rent as aforesaid with respect to any Tax Year or fraction thereof during the Term then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Tax Year, estimated monthly tax escalation payments equal to 1/12 of the annualized amount of additional rent payable hereunder for said previous Tax Year (or as otherwise reasonably estimated by Landlord). Estimated monthly tax escalation payments for each ensuing Tax Year shall be made retroactively to the first day of the Tax Year in question.

     8.1.8. In the event that Landlord obtains an abatement, reduction or refund of any Taxes for a Tax Year which Tenant was obligated to pay a share of the increase in Taxes, then Tenant shall receive as a credit against its payment obligations under this Section, its proportionate share of the net proceeds of such abatement, reduction or refund (after deduction of all reasonable costs, including legal and appraisal fees, incurred by Landlord in obtaining the same) but only to the extent and not in excess of any payments made by Tenant for such increase as required under this Section. Landlord shall be under no obligation to seek such an abatement, reduction or refund. To the extent same are not credited as aforesaid, any of Landlord's reasonable costs (including legal and appraisal fees) incurred in attempting to obtain an abatement, reduction or refund shall be deemed Operating Expenses hereunder. Tenant shall not contest by any proceedings the assessed valuation of Landlord's Property or any part thereof for purposes of obtaining a reduction of its assessment or of any taxes.

     8.1.9. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

8.2. TENANT'S PAYMENT OF ITS SHARE OF OPERATING EXPENSES.

     8.2.1. For the purposes of this Section, the following terms shall have the following meanings:

          "Operating Year" shall mean the calendar year, or such other twelve-month period as Landlord may designate from time to time.

          "Operating Expenses" shall mean all expenses incurred by or attributable to Landlord in operating and maintaining the Building and Lot and their appurtenances, including but without limitation: premiums for fire, casualty, liability, rental interruption and such other insurance as Landlord may from time to time maintain with respect to the Lot and Building; security expenses; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, or cleaning of the Building, the common areas of the Lot on which the Building is located; steam, water, sewer, electric, gas, telephone and other utility charges not billed directly to tenants by Landlord or the utility; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both and care of landscaping and irrigation systems; the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby; the cost of installing intrabuilding network cabling ("INC") and maintaining, repairing, securing and replacing existing INC; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and said common areas (which payments may be to affiliates of Landlord, but only at commercially reasonable rates); all other expenses paid in connection with the operation, cleaning, maintenance and repair of the Building and said common areas, or either; reasonable reserves for the replacement of equipment contained in and/or used in connection with the operation of the Building; the amortized portion (over the useful life of such equipment or otherwise consistent with generally accepted accounting principles), properly attributable to the Operating Year in question, of the cost, with interest thereon at a rate reasonably determined by Landlord, of any capital repairs, improvements or replacements made to the Building or the Property, by Landlord which, with respect to capital improvements, are anticipated to result in a reduction in (or minimize increases in) Operating Expenses or are required under any governmental law or regulation not applicable to the Building as of the Commencement Date; and a commercially reasonable management fee based on a percentage of the gross rentals of the Building. The Operating Expenses shall also include the Building's share (as reasonably determined and allocated by Landlord; which determination(s) and/or allocation(s) shall not materially change during the Term unless the factor(s) on which such determination or allocation change(s)) of: (i) the costs incurred by Landlord in operating, maintaining, repairing, insuring and paying real estate taxes upon any common facilities of the Office Park (including, without limitation, the common facilities from time to time serving the Lot or Building in common with other buildings or parcels of land), such as any so-called "loop" access roads, retention ponds, sewer and other utility lines, amenities and the like; (ii) shuttle bus service (if and so long as Landlord shall provide the same); (iii) the actual or imputed cost of the space occupied by on-the-grounds building attendant(s) and related personnel and the cost of administrative and or service personnel whose duties are not limited solely to the Building and/or the Lot, as allocated to the Building and/or Property by Landlord; and (iv) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among Office Park property owners.

          Notwithstanding any other provision of this Lease, Operating Expenses shall not include costs and expenses (including legal or other professional fees) relating to the following:

     (a) Salaries, wages, benefits and other expenses of employment of officers and executives of Landlord and other employees of Landlord to the extent such other employees are not directly involved in operation, repair, maintenance and management of the Property;

     (b)  Landlord's general overhead.

     (c)  Depreciation of the Property or the Office Park;

     (d) Principal, interest and other charges payable in connection with any debt;

     (e) Rent and other charges payable under any ground lease or other lease to which this Lease is subordinate;

     (f) Charges properly attributable to or payable by a particular tenant or tenants of the Building or the Office Park or for which Landlord receives or is entitled to receive reimbursement from insurance proceeds or from another third party;

     (g) Any utility or other service furnished to premises leased to any tenant or occupant of the Building or the Office Park, if such utility or service is not furnished to Tenant or if Tenant's use or consumption of such utility or service is separately metered or submetered at the Premises;

     (h)  Vacant spaces except to the extent set forth in Section 8.2.2 below;

     (i)  Negotiations or disputes with tenants or prospective tenants;

     (j) Any judgment, settlement or arbitration award resulting from any tort liability;

     (k) Efforts to lease portions of the Building or the Office Park or to secure new tenants for the Building or the Office Park, including advertising expenses, leasing fees or commissions, attorneys' fees and other professional fees;

     (l) Improvements, alterations and additions to the Building or the Office Park or any leased premises that are not generally beneficial to all tenants of the Office Park;

     (m)  Expansion of the rentable area of the Building or the Office Park;

     (n) Any breach or violation of a law, lease or other obligation by Landlord or Landlord's employees, agents or contractors, including fines, penalties and attorney's fees;

     (o) Improvements, alterations, repairs and replacements necessary to bring the Property or the Office Park into compliance with Laws existing and of general applicability to the

          Building as of the Commencement Date, including the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et. seq., as amended from time to time) (the "ADA");

     (p)  Any capital expenditure, except to the extent permitted above

     (q) Any repair relating solely to the foundation, structural floor slab, structural skeleton and structural components of the roof (excluding, without limitation, the roof membrane) of the Building, not arising from or relating to other operations of Landlord properly included in Operating Costs, and specifically excluding windows and window framing and systems, doors and door framing and systems, Building exterior, and mechanical, electrical, plumbing, or life safety or other Building systems; and

     (r)  costs relating to hazardous clean up on the Lot.

     8.2.2. If, during any Operating Year (including the Operating Year used for determining the Base Operating Expenses), less than 95% of the rentable area of the Building is occupied, those Operating Expenses, the cost of which vary by occupancy, shall be equitably adjusted by Landlord, on an item by item basis, as appropriate, to reflect Operating Expenses based on 95% occupancy.

     8.2.3. In determining the Base Operating Expenses, there shall be excluded from the Operating Expenses for said Operating Year any non-recurring capital expenditures.

     8.2.4. After the expiration of each Operating Year, Landlord shall furnish Tenant with a statement setting forth, in reasonable detail, the Operating Expenses for such Operating Year. Such statement shall be accompanied by a computation of the amount, if any, of the additional rent payable to Landlord pursuant to this Section.

     8.2.5. In the event the Operating Expenses during any Operating Year shall be greater than the Base Operating Expenses (as defined in Section 1.2), Tenant shall pay to Landlord, as additional rent, the amount obtained by multiplying the amount by which the Operating Expenses exceed the Base Operating Expenses by a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Rentable Floor Area of the Building.

     8.2.6. Said additional rent shall, with respect to the Operating Years in which the Commencement Date and end of the Term of this Lease fall, be pro-rated on a per day basis. If Landlord shall change its Operating Year, appropriate adjustment shall be made for any Operating Year less than or greater than twelve-months which may result.

     8.2.7. Any additional rent payable by Tenant under this Section shall be paid within 30 days after Landlord has furnished Tenant with the statement described above.

     8.2.8. Tenant's obligations to pay additional rent under this Section on account of Operating Expenses shall commence on the Commencement Date.

     8.2.9. If with respect to any Operating Year or fraction thereof during the Term, Tenant is obligated to pay any additional rent as aforesaid, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Operating Year, estimated monthly operating escalation payments equal to 1/12th of the amount of additional rent payable hereunder for said previous Operating Year (or as otherwise reasonably estimated by Landlord). Estimated monthly operating escalation payments for each ensuing Operating Year shall be made retroactively to the first day of the Operating Year in question.

     8.2.10. Landlord shall permit Tenant, at Tenant's expense and during normal business hours, but only one time with respect to any Operating Year, to review Landlord's invoices and statements relating to the Operating Expenses for the applicable Operating Year for the purpose of verifying the Operating Expenses and Tenant's share thereof; provided that notice of Tenant's desire to so review is given to Landlord not later than 30 days after Tenant receives an annual statement from Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant with due diligence. Any Operating Expenses statement or accounting by Landlord shall be binding and conclusive upon Tenant unless (i) Tenant duly requests such audit within such 30-day period, and (ii) within 3 months after such audit request, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall have no right to conduct a review or to give Landlord notice that it desires to conduct a review at any time Tenant is in default under the Lease. The accountant conducting the review shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises. Tenant agrees that the results of any Operating Expense review shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

9. INDEMNITY AND INSURANCE

9.1. INDEMNITY.

     9.1.1. Except for the negligence or willful misconduct of Landlord (or those for whom Landlord is legally responsible), to the maximum extent this agreement may be made effective according to law, Tenant shall indemnify and save harmless Landlord (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and mortgagees) from and against all claims of whatever nature arising from: (i) any act, omission or negligence of Tenant, or Tenant's contractors, licensees, invitees, agents, servants or employees ("Tenant's Agents"), or any default or failure to perform an obligation (after applicable notice and cure periods) by Tenant hereunder; or (ii) any accident, injury, damage or loss whatsoever caused to any person or property during the Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, and occurring in the Premises, or arising out of the use and occupancy of the Premises by Tenant and Tenant's Agents; or (iii) any accident, injury, damage or loss occurring outside of the Premises, where such accident, injury, damage or loss results or is claimed to have resulted from the act, omission or negligence of Tenant or Tenant's Agents. Tenant's obligations hereunder shall include any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.

     9.1.2. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon and providing a defense, with counsel reasonably satisfactory to Landlord, at Tenant's sole expense, within ten (10) days after written demand from Landlord, of any claims, action or proceeding arising out of or relating hereto whether or not litigated or reduced to judgment and whether or not well founded.

9.2. INSURANCE.

     9.2.1. Tenant shall obtain and keep in force and effect during the Term, at its own cost and expense, commercial general liability and property damage insurance, on an occurrence basis, including a special form commercial general liability endorsement, a contractual liability endorsement, and host liquor liability coverage if Tenant serves or allows to be served any alcoholic beverages on or about the Premises, such insurance to afford protection in an amount of not less than $5,000,000 for injury, death, property damage or other loss arising out of any one occurrence, protecting Tenant as insured, and naming Landlord, Landlord's mortgagees, property managers and managing agents as additional insureds, against any and all claims for bodily injury, personal injury, death, property damage or other loss occurring in, upon, adjacent to or connected with the Premises or any part thereof and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. Landlord may from time to time during the Term increase the coverages required of Tenant hereunder to that customarily carried in the area in which the Premises are located on property similar to the Premises.

     9.2.2. Tenant further agrees to maintain: (i) workers' compensation and employers' liability insurance with a limit of liability as required by law to be maintained; and (ii) so called "Special Form" insurance coverage for all of its contents, furniture, furnishings, equipment, improvements, fixtures and personal property located at the Premises providing protection in an amount equal to one hundred percent (100%) of the replacement cost basis of said items, containing commercially reasonable deductibles. If this Lease is terminated as the result of a casualty in accordance with Section 11, the proceeds of said insurance attributable to the replacement of all tenant improvements installed at the Premises by Landlord or at Landlord's cost shall be paid to Landlord.

     9.2.3. The insurance required hereunder shall be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in Massachusetts, with a general policyholder's rating of not less than A- and financial rating of not less than Class XIII (as rated in the most current Best's Insurance Reports), which company shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor, and upon failure to pay all premiums and charges (and without limiting any other remedies on account thereof), Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event, Tenant agrees to pay the amount thereof to Landlord on demand, as additional rent hereunder.

     9.2.4. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable except upon 30 days written notice to Landlord. Prior to the Commencement Date, certificates of insurance shall be deposited with the Landlord. Any renewals, replacements and endorsements shall also be deposited with Landlord, in the case of renewals, same shall be so deposited at least 30 days prior to the expiration of the prior policy.

9.3. TENANT'S RISK.

To the maximum extent this Agreement may be made effective according to law, Tenant agrees its use and occupancy of the Premises shall be at Tenant's sole risk; and Landlord shall have no responsibility or liability for any loss of or damage to furniture, fixtures, equipment or other personal property of Tenant for any reason whatsoever; and Landlord shall not be responsible or liable for any loss or damage resulting to Tenant or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stopping or leaking of electric cables and wires, water, gas, sewer or steam pipes, sprinklers, and from roof leaks and the like. The provisions of this Section shall be applicable from and after the execution of this Lease, and until the end of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.


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

9.4. INJURY CAUSED BY THIRD PARTIES.

To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of any third parties, including without limitation persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building, or otherwise.

9.5. LANDLORD'S INSURANCE.

During the Term, Landlord shall secure and carry a policy of insurance covering the Building for direct risk of physical loss in such coverage amounts and values as Landlord (or its Lender) shall deem necessary or appropriate in its sole but reasonable discretion, the cost for which shall be included in Operating Expenses.

10. LANDLORD'S ACCESS TO PREMISES

10.1. LANDLORD'S RIGHT OF ACCESS.

Upon reasonable advance notice to Tenant (except in case of emergency in which event no such notice shall be required), Landlord shall have the right to enter the Premises at all reasonable business hours and after normal business hours for the purpose of inspecting or making repairs to the same (or to the Building), and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building. Any such entry shall be made in a manner so as to minimize unreasonable interference with Tenant's business operations.

10.2. EXHIBITION OF SPACE TO PROSPECTIVE TENANTS.

For a period of 12 months prior to the expiration of the Lease Term, and during any period in which Landlord is considering exercising its recapture rights (as provided in Section 5.2), or after Landlord has exercised same, and upon reasonable advance notice to Tenant, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants, and may post suitable notice on the Premises advertising the same for rent.

10.3. KEYS.

Landlord shall have the right to retain keys and electric codes or card keys to the locks and card key access systems and other security systems on the entry doors to the Premises and all interior doors at the Premises.

11. FIRE, EMINENT DOMAIN, ETC.

11.1. FIRE OR OTHER CASUALTY.

     11.1.1. If the Premises or the Building are damaged in whole or in part by any fire or other casualty (a "casualty"), with respect to the Premises only, Tenant shall immediately give notice thereof to the Landlord. Unless this Lease is terminated as provided herein, the Landlord, at its own expense (except for any insurance deductibles, which shall be deemed Operating Expenses in accordance with Section 8.2), and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall repair and reconstruct the same so as to restore the Premises (but not any alterations or additions made by or for Tenant or any trade fixtures, equipment or personal property of Tenant) to substantially the same condition they were in prior to the casualty, subject to zoning and building laws then in effect. Notwithstanding the foregoing, in no event shall Landlord be obligated either to repair or rebuild if the damage or destruction results from an uninsured casualty or if the costs of such repairing or rebuilding exceeds the amount of the insurance proceeds (net of all costs and expenses incurred in obtaining same) received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

     11.1.2. The Landlord shall, within 45 days after the occurrence of a casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as provided herein; if such estimate is for a period of more than 180 days from the occurrence of the casualty (or during the last 18 months of the Term, for a period of more than 90 days), the Premises shall be deemed "substantially damaged". If the Premises or the Building are substantially damaged, Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within 60 days of the date of such casualty; and if the Premises or the Building are substantially damaged, and if as a result the Premises are rendered untenantable for the Permitted Use, or, if, in fact, the Premises are not so repaired within the estimated time period, then Tenant may terminate this Lease by giving Landlord written notice of such termination within 60 days of the date of such casualty, or within 30 days of the expiration of such estimated time period.

     11.1.3. For so long as such damage results in material interference with the operation of Tenant's use of the Premises which material interference causes Tenant to be unable to use the Premises, the Fixed Rent and additional rent payable by Tenant shall abate or be reduced proportionately for the period, commencing on the day following such material interference and continuing until the Premises has been substantially restored. Notwithstanding the foregoing, if such casualty was due to the fault or neglect of Tenant or Tenant's employees, contractors or agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.

     11.1.4. If the Premises are damaged by a casualty, and the Lease is not terminated as provided herein, the Tenant, at its own expense, and proceeding with all reasonable dispatch, shall repair and reconstruct all of the improvements, alterations and additions made to the Premises by Tenant, and any trade fixtures, equipment or personal property of Tenant which shall have been damaged or destroyed.

11.2. EMINENT DOMAIN.

     11.2.1. In the event of any condemnation or taking in any manner for public or quasi-public use, which shall be deemed to include a voluntary conveyance in lieu of a taking (a "taking") of the whole of the Property, this Lease shall forthwith terminate as of the date when Tenant is required to vacate the Premises.

     11.2.2. Unless this Lease is terminated as provided herein, the Landlord, at its own expense, and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall restore the remaining portion of the Premises (but, not any alterations or improvements made by or for Tenant, or any trade fixtures, equipment or personal property of Tenant) and the necessary portions of the Property as nearly as practicable to the same condition as it was prior to such taking, subject to zoning and building laws then in effect. Notwithstanding the foregoing, Landlord's obligation to restore the remaining portion of the Premises shall be limited to the extent of the condemnation proceeds (net of all reasonable costs and expenses incurred in connection with same) received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in restoring the Premises.

     11.2.3. In the event that only a part of the Premises or the Property shall be taken, then, if such taking is a substantial taking (as hereinafter defined), either Landlord or Tenant may by delivery of notice in writing to the other within 60 days following the date on which Landlord's title has been divested by such authority, terminate this Lease, effective as of the date when Tenant is required to vacate any portion of the Premises or appurtenant rights. A "substantial taking" shall mean a taking which: requires restoration and repair of the remaining portion of the Property that cannot in the ordinary course be reasonably expected to be repaired within 180 days; results in the loss of reasonable access to the Premises; results in the loss of more than 25% of the rentable floor area of the Premises; or results in loss of parking or of facilities in the Building and Landlord reasonably determines it is not practical to relocate such parking or relocate and reconnect such facilities within the remaining Building or Property.

     11.2.4. If this Lease is not terminated as aforesaid, then this Lease shall continue in full force and effect, provided if as a result of which there is material interference with the operation of Tenant's use of the Premises, then the Fixed Rent and additional rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

     11.2.5. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Lot, and the leasehold interest hereby created (including any award made for the value of the estate vested by this Lease in Tenant), and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign, to Landlord all rights to such damages of compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of Tenant's personal property and for relocation expenses and business losses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12. DEFAULT

12.1. TENANT'S DEFAULT.

The following shall be deemed to be defaults hereunder:

     (a) Tenant's failure to pay Fixed Rent or monthly installments of additional rent or any other charges for which provision is made herein, on or before the seventh (7th) day after written notice from Landlord that such sums are overdue; or

     (b)  Intentionally omitted; or

     (c) Tenant's failure to perform or observe any other covenants, terms or conditions contained in this Lease, which failure is not cured within 30 days after written notice from Landlord thereof, or if such failure is of such character that Tenant cannot reasonably effect a cure within such 30-day period, Tenant shall fail to commence such remedy promptly and prosecute such remedy to completion with diligence and continuity within 60 days after the original notice from Landlord; or

     (d) If the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other-similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted or if Tenant shall file a petition for such reorganization or for arrangements under any provision of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts (references herein to Tenant shall include any guarantor of Tenant's obligations hereunder); or

     (e) The discovery by Landlord that any financial statement given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information; or

     (f) If Tenant is a corporation or a partnership, the dissolution or liquidation of Tenant; or

     (g) If Tenant's obligations under this Lease are guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis.

12.2. REMEDIES.

     12.2.1. In the event any default shall occur (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or notice, but otherwise in accordance with Law: enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant and remove its or their effects without being guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant; and, with or without making such entry as aforesaid, Landlord shall have the right, by suitable notice to Tenant, forthwith to terminate this Lease.

     12.2.2. Tenant covenants and agrees, notwithstanding any entry or re-entry by Landlord, whether by summary proceedings or otherwise, and notwithstanding any such termination, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, and for the whole thereof. Landlord agrees to use commercially reasonable efforts to relet the Premises after any such termination so as to mitigate Tenant's damages hereunder; provided, however, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished or reduced because of Landlord's failure to relet the Premises or to collect rent due for such reletting despite such reasonable efforts and such reletting efforts shall be subject to (a) through (d) in the following sentence. Tenant acknowledges that Landlord shall have no obligation to lease the Premises (a) in any particular order while there is any other vacant space in the Building or other buildings in owned, operated or managed by Landlord or an


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

affiliated party, (b) to a potential tenant which does not satisfy Landlord's criteria for a credit worthy tenant, (c) to a potential tenant whose business or business related activities may violate or conflict with any applicable Laws and Restrictions or other leases relating to the Building, (d) to a potential tenant which may have an adverse impact upon the high-grade manner in which the Building is operated as determined by Landlord in good faith. In the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all good faith expenses incurred in reletting the premises (including, without limitation, remodeling and repair costs, brokerage fees, advertising costs, inspection fees, free rent and rental concessions, tenant allowances, and attorneys' fees and costs, and the like), and in collecting the rent in connection therewith, in the following manner:

     Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period, nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

As an alternative, at the election of Landlord, Tenant will upon such termination, pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant over and above the then fair market rental value (in advance) of the Premises for the balance of the term. For the purposes of this Section, if Landlord elects to require Tenant to pay damages in accordance with this subsection, the total rent shall be computed by assuming that Tenant's share of additional rent would be, for the balance of the unexpired term, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

     12.2.3. Intentionally Omitted.

     12.2.4. Without limiting any of Landlord's rights and remedies hereunder, and in addition to all other amounts Tenant is otherwise obligated to pay, it is expressly agreed that Landlord shall be entitled to recover from Tenant all good faith costs and expenses, including reasonable attorney's fees incurred by Landlord in enforcing this Lease from and after Tenant's default.

12.3. INTEREST ON LATE PAYMENTS.

If any payment of Fixed Rent, additional rent or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) 12% per annum, compounded monthly, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder and be payable upon demand therefor by Landlord.


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

12.4. LANDLORD'S DEFAULT.

Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within 30 days, or such additional time as is reasonably required to correct any such default, provided Landlord is diligently pursuing any such correction, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. It is the express understanding and agreement of the parties and a condition of Landlord's agreement to execute this Lease that in no event shall Tenant have the right to terminate this Lease or seek an abatement to or offset from Fixed Rent or Additional Rent as a result of Landlord's default, but Tenant shall be entitled to seek all other remedies, at law or equity, as a result of such default. Tenant hereby waives its right to recover punitive or consequential damages arising out of a Landlord default. Except for Tenant's monetary obligations, this Lease and the obligations of either party hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for the other party's performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense. As used herein, a "Force Majeure Event" shall be any delay caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control.

12.5. COSTS OF ENFORCEMENT.

Landlord and Tenant shall each pay all reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by the other party in enforcing the other party's obligations or its rights under this Lease, provided such other party prevails in enforcing such obligations or rights, such costs not to accrue for the purposes hereof until the expiration of any notice and cure period with respect to such default.

12.6. BANKRUPTCY AND INSOLVENCY.

If the estate created hereby shall be taken in execution, or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or if any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of Tenant's property for the benefit of creditors (and as to such matters involuntarily taken against Tenant, Tenant has not within sixty (60) days thereof obtained a release or discharge therefrom), then this Lease may be canceled at the option of Landlord. If, as a matter of law, Landlord has no right upon the bankruptcy of Tenant to terminate this Lease then, the rights of Tenant, as debtor, or its trustee, shall be deemed abandoned or rejected unless Tenant, as debtor, or its trustee, (a) within sixty (60) days after the date of the order for relief under Chapter 7 of the Bankruptcy Code or sixty (60) days after the date the petition is filed under Chapter 11 of the Bankruptcy Code assumes in writing the obligations under this Lease, (b) cures or adequately assures the cure of all defaults existing under this Lease on Tenant's part within such sixty (60) days, and (c) furnishes adequate assurance of future performance of the obligations of Tenant under this Lease. Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the costs of such cure. Adequate assurance of future performance of the Tenant's obligations under this Lease means increasing the security deposit or letter of credit by an amount equal to six
(6) Monthly Installments of Fixed Rent.

Tenant shall not be permitted to assume and assign this Lease in connection with any bankruptcy or insolvency proceedings without full and complete compliance with the following provisions: (a) Landlord is provided with the following information regarding the party desiring to assume the Lease ("Assumptor") which Landlord in its sole and absolute discretion deems sufficient (a) organizational information regarding the Assumptor (2) audited financial statements for the three (3) most recent fiscal years, and (3) such other information as Landlord deems appropriate, (b) Landlord determines that the use of the Demised Premises by the intended Assignee is compatible with the character of the Building, (c) all existing defaults under this Lease are cured at least ten (10) days prior to any hearings in connection with Tenant's request to assume and assign the Lease,
(d) the Assumptor at any such hearing provides adequate assurance of its future performance of the Lease as determined by Landlord in its sole and absolute discretion, which adequately assurance shall include at least the following: (1) posting of security deposit or letter of credit equal to six (6) Monthly Installments of Fixed Rent, if such was not already posted by Tenant, (2) paying in advance to Landlord the next six (6) Monthly Installments of Fixed Rent, or posting an irrevocable letter of credit for such amount, (3) establishing with Landlord an escrow in advance for the full cost of all real estate taxes, and insurance, as required under the Lease for the next twelve (12) months of the Lease and thereafter on an annual basis in advance, and (4) providing Landlord with an unconditional continuing guarantee of the Lease executed by the owners or officers of the Assumptor as determined by Landlord in its sole and absolute discretion, and (5) the Assumptor executes a written agreement assuming the Lease and such Lease amendments as are necessary, which agreements and amendments are satisfactory to Landlord in its sole and absolute discretion.

13. MISCELLANEOUS PROVISIONS

13.1. EXTRA HAZARDOUS USE.

Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises or the Property, or bring in anything or keep anything therein which shall increase the rate of insurance on the Premises or on the Property above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom which shall be due and payable as additional rent hereunder.

13.2. WAIVER.

     13.2.1. Failure on the part of either party to complain of any action or nonaction on the part of the other, no matter how long the same may continue, shall never be a waiver by the first party of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof, and, a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

     13.2.2. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check that such lesser amount is payment in full, shall be given no effect, and


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

Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. In no event shall Tenant ever be entitled to receive interest upon, or any payments on account of earnings or profits derived from any payments hereunder by Tenant to Landlord.

13.3. COVENANT OF QUIET ENJOYMENT.

Tenant, upon payment of the rent and the observing, keeping and performing all of the covenants, terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to that of Tenant, subject, however, to the rights of the holders of mortgages on the Property, and subject to the terms and conditions of this Lease. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied.

13.4. LANDLORD'S LIABILITY.

     13.4.1. It is understood and agreed that the obligations, covenants or liabilities of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder. Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor and their respective officers, directors, stockholders, partners, managers, members, beneficial owners, trustees, employees, agents, contractors, attorneys, and mortgagees), shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not limit, any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor) or not involving any claim in monetary damages from Landlord's assets other than a claim limited to Landlord's equity interest aforesaid in the Building. Notwithstanding any other provision of this Lease to the contrary, in no event shall either party ever be liable for any indirect, special or consequential damages suffered by the other or the other's Agents from any cause whatsoever; provided, however, that the foregoing limitation on damages shall in no event apply to Tenant's failure to comply with, or breach of, Sections 13.21 and 13.23, in which event Landlord shall have recourse to all rights and remedies available under this Lease, at law or equity with no such limitation on damages.

     13.4.2. With respect to any services, including, without limitation, electric current or water to be furnished by Landlord to Tenant, or obligations to be performed by Landlord hereunder, Landlord shall in no event be liable for failure to furnish or perform the same when (and the date for performance of the same shall be postponed so long as Landlord is) prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or perform such obligations or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's Agents.

13.5. NOTICE TO MORTGAGEE AND GROUND LESSOR.

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no default notice from


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

Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. For the purposes of this Lease, the term "mortgage" includes a mortgage on a leasehold interest of the Landlord (but not one on Tenant's leasehold interest).

13.6. ASSIGNMENT OF RENTS.

With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

     (a) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

     (b) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof, be treated as an assumption by operation of law or otherwise of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller. For all purposes such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

13.7. MECHANIC'S LIENS.

Tenant agrees immediately to discharge (either by payment or by the filing of the necessary bond, or otherwise) any mechanics', materialmen's or other lien or encumbrance against the Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises. If Tenant shall fail to so discharge such lien or encumbrance then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge same (either by payment or by filing of the necessary bond or otherwise) and any amount paid by Landlord for any of the aforesaid purposes, and all actual and legal and other expenses of Landlord, including reasonable counsel fees, in or about procuring the discharge of such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at the rate set forth in Section 12.3 from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as additional rent.

13.8. NO BROKERAGE.

Each party warrants and represents that it has not dealt with any broker other than the Brokers, named in Section 1.2 hereof, in connection with the consummation of this Lease, and in the event any claim is made against the Landlord or the Tenant relative to dealings with brokers other than the Brokers, the party breaching such warranty and representation shall defend the claim against the first party with counsel of the indemnified party's selection and save harmless and indemnify such party on account of loss, cost or damage which may arise by reason of any such claim.

13.9. INVALIDITY OF PARTICULAR PROVISIONS.

If any term or provision of this Lease or the application thereof to and person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

13.10. PROVISIONS BINDING, ETC.

Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons are named as Tenant herein, each of such persons shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Section 5 hereof.

13.11. RECORDING.

Tenant agrees not to record the within Lease, but, if required by applicable law in order to protect Tenant's interest in the Premises, each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

13.12. NOTICES.

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed duly given if sent either (i) by registered or certified mail, postage prepaid, return receipt requested, or (ii) by overnight mail service as provided by the U.S. mail or by a nationally recognized private common carrier with provisions for receipt of delivery, or (iii) by hand with a written acknowledgement of receipt (or refusal thereof), and addressed as follows:

     (a) If intended for Landlord, addressed to Landlord at the Present Mailing Address of Landlord (as set forth in Section 1.2 of this Lease) with a copy to Sherin and Lodgen LLP, 101 Federal Street, Boston, MA 02110
          Attn: Robert M. Carney (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

     (b) If intended for Tenant: if given prior to the Commencement Date, addressed to Tenant at the Present Mailing Address of Tenant (as set forth in Section 1.2 of this Lease); and if given after the Commencement Date, addressed to Tenant at the Premises, with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110, Attention: Real Estate Department (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective when delivered in hand (or when refused), or when deposited in the United States mail within the continental United States or when sent by overnight mail.

13.13. WHEN LEASE BECOMES BINDING.

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

13.14. PARAGRAPH HEADINGS.

The section and paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

13.15. RIGHTS OF MORTGAGEE.

This Lease shall be subordinate to any existing mortgage currently encumbering the Premises and to any and all advances made or to be made thereunder and any extensions, renewals or modifications thereof, unless the holder of such mortgage elects to cause the Lease to be superior to such mortgage. This Lease shall be subordinate to any future mortgages or ground leases from time to time encumbering the Premises, executed or delivered subsequent to the date of this Lease and to any and all advances made or to be made thereunder and any extensions, renewals or modifications thereof (unless the holder or ground lessor elects to cause the Lease to be superior to such mortgage or ground lease), provided such mortgagee or ground lessor enters into an agreement (upon such terms as are customarily required by institutional lenders) recognizing Tenant under this Lease and providing that in the event of a foreclosure Tenant shall remain undisturbed under this Lease if Tenant is not in default (after applicable notice and grace periods) under any of the terms and conditions of this Lease (a "nondisturbance agreement"). Tenant agrees to execute such instruments of subordination in confirmation of the foregoing agreement as such holder may request. Landlord agrees to use reasonable efforts to obtain a nondisturbance agreement from the holder of the existing mortgage on the Premises.

13.16. STATUS REPORT.

Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees, purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will within 10 days of such request furnish to Landlord, or the holder of any mortgage encumbering the Premises, or such other party, as the case may be, a statement in form provided by Landlord, of the status of any matter pertaining to this Lease, to the best of Tenant's knowledge after due inquiry, including, without limitation:

     (a) That the Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect, as modified and stating any such modification;

     (b) Whether or not there are any existing setoffs or defenses against the enforcement of any of the terms, agreements, covenants and conditions of this Lease and any modifications thereof on the part of Tenant to be performed or complied with, and if so, specifying the same;

     (c) The date to which Fixed Rent and all additional rent and other charges have been paid; and

     (d) Any other matters reasonably requested by the Landlord or such other party.

Any statement furnished pursuant to this Section may be relied upon by Landlord, any mortgagee or ground lessee, any purchaser, or by any other third party interested in the status of this Lease or the Premises. Landlord agrees to execute similar estoppel certificates regarding the Lease, to its knowledge, upon the request of Tenant from time to time.

13.17. TENANT'S FINANCIAL CONDITION.

Tenant warrants and represents that all financial statements furnished to Landlord or Landlord's representatives in connection with this Lease are true and correct and properly reflect the same without material adverse change, as of the date hereof. Upon Landlord's request, which may be made no more often than annually, Tenant shall furnish to Landlord, at Tenant's sole cost and expense, then current financial statements of Tenant, audited (if audited statements have been recently prepared on behalf of Tenant, or otherwise certified as being true and correct by the chief financial officer of Tenant).

13.18. ADDITIONAL REMEDIES OF LANDLORD; SURVIVAL.

     13.18.1. Landlord shall have (Illegible) not be required to do so, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent.

     13.18.2. Except as otherwise (Illegible) obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease (after notice to Tenant and the expiration of any applicable cure period), and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

13.19. WAIVER OF COUNTERCLAIMS.

If Landlord commences any summary proceeding for nonpayment of Fixed Rent, additional rent or any other payments due hereunder, Tenant hereby waives the right to interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding; provided, however, that Tenant shall have the right to bring a separate action against Landlord to the extent otherwise allowed under this Lease as long as Tenant does not attempt to have such action joined or otherwise consolidated with Landlord's summary proceeding.

13.20. CONSENTS.

Except as otherwise specifically provided in this Lease, any consent or approval to be given by Landlord under this Lease may be withheld or denied at Landlord's sole and absolute discretion. Whenever in this Lease the consent or approval of Landlord is required, and it is specifically provided that such consent or approval is not to be unreasonably withheld, delayed or conditioned, but nevertheless Landlord shall refuse or delay or condition such consent or approval, Tenant shall not be entitled to make any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by any setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed or conditioned its consent or approval; and Tenant's sole remedy in such circumstances shall be an action or proceeding for specific performance, injunctive relief or declaratory judgment and the prevailing party in any such proceeding shall be entitled to reimbursement of its reasonably attorneys' fees and costs from the other.

13.21. HOLDING OVER.

If for any reason Tenant holds over or occupies the Premises beyond the Term, Tenant shall have no more rights than a tenant by sufferance (or, at Landlord's sole option, such holding over shall constitute a tenancy from month to month, terminable by either party upon 30 days prior written notice to the other); and, in any case, Tenant shall be liable for payment of rent during such period in an amount equal to two times the rent (including Fixed Rent and all additional rent) payable hereunder during the final year of the Term prior to such holding over, for any month, or portion thereof, that Tenant so holds over or occupies the Premises, with such tenancy otherwise on the same terms and conditions as set forth in the Lease, as far as applicable. In addition, if Tenant holds over beyond any such thirty (30) day written notice, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of such hold over. Nothing in this Section shall be construed to permit such holding over, or to limit Landlord's other rights and remedies on account thereof.

13.22. NON-SUBROGATION.

Landlord and Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them (or insurance that is required to be carried hereunder), respectively, the one carrying (or required to carry) such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss, to the extent of such coverage; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. Such waiver shall be included in the policy, or such other party shall be named as an additional insured in such policy, and the other party shall reimburse the party paying such premium the amount of such extra premium. Each such policy which shall so name a party hereto as an additional insured shall contain the agreement of the insurer that the policy will not be canceled without at least 30 days notice to both insureds and that the act or omission of on insured shall not invalidate the policy as to the other insured. For the purposes of this Section 13.22, the coverage carried by the Landlord pursuant to Section 9.5 above shall be deemed to equal full replacement value of the Building with so-called special form coverage.

13.23. ENVIRONMENTAL HAZARDS.

     13.23.1. With the understanding (Illegible) has made no environmental site assessment or inspection of the Premises or Property, Landlord warrants and represents that it has no knowledge of any Hazardous Matter (as defined below) in or on the Premises or the Property that violates Environmental Requirements (as defined below).

     13.23.2. Tenant and Tenant's (Illegible) use, maintain, generate, allow or bring on the Premises or the Property or transport or dispose of, on or from the Premises or the Property (whether into the ground, into any sewer or septic system, into the air, by removal off-site or otherwise) any Hazardous Matter (as hereinafter defined).

     13.23.3. Tenant shall promptly (Illegible) copies of any notices, orders or other communications received from any governmental agency or official affecting the Premises and concerning alleged violations of the Environmental Requirements (hereinafter defined).

     13.23.4. Tenant shall save (Illegible) with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and mortgagees) harmless and indemnified from and against any and all Environmental Damages (hereinafter defined) which may be asserted by Tenant, any other person or entity, or government agency or which the indemnified parties may sustain or be put to on account of: (1) the presence or release of any Hazardous Matter upon, in or from the Premises during the Term and during any period when the Tenant, or Tenant's Agents are occupying the Premises or any part thereof, unless proven to have been caused by Landlord or Landlord's employees, agents or contractors; (2) the presence or release of any Hazardous Matter upon, in or from the Property caused by the act, omission or default of Tenant or Tenant's Agents; (3) the activities or other action or inaction of Tenant or Tenant's Agents in violation of Environmental Requirements; and (4) the breach of any of Tenant's obligations under this Section 13.23.

     13.23.5. The provisions of this (Illegible) in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or otherwise at law or in equity, and in the case of conflict between this Section
13.23 and any other provision of this Lease, the provision imposing the most stringent requirement on Tenant shall control. The obligations of Tenant under this Section 13.23 shall survive the expiration or termination of this Lease and the transfer of title to the Premises.

     13.23.6. The following terms (Illegible) have the meanings set forth below:

          "Hazardous Matter" shall mean any substance: (i) which is or becomes defined as Hazardous Substance, Hazardous Waste, Hazardous Material or Oil under The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., M.G.L. Chapter 21C, M.G.L. Chapter 21D or M.G.L. Chapter 21E, and the regulations promulgated thereunder, as same may be amended from time to time; or (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment and which is or becomes regulated and the presence of which requires investigation or remediation pursuant to any applicable law.

          "Environmental Requirements" shall mean all applicable law, the provisions of any and all approvals, and the terms and conditions of this Lease insofar as same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including without limitation those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal.

          "Environmental Damages" shall mean all liabilities, injuries, losses, claims, damages (whether special, consequential or otherwise), settlements, attorneys' and consultants' fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including without limitation costs incurred in connection with: any investigation or assessment of site conditions or of health of persons using the Building or the Lot; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord's environmental consultant; any decrease in value of Landlord's Property; any damage caused by loss or restriction of rentable or usable space in Landlord's Property; or any damage caused by adverse impact on marketing or financing of Landlord's Property.

13.24. LETTER OF CREDIT.

Prior to the Commencement Date, Tenant shall deliver to Landlord a clean, irrevocable letter of credit ("Letter of Credit") in the Letter of Credit Amount (as defined in Section 1.2) satisfactory in form and content to Landlord and issued by an FDIC insured bank located in Boston reasonably satisfactory to Landlord in favor of the Landlord. A satisfactory form of Letter of Credit is attached hereto as Exhibit C. During the Term hereof, and any extensions thereof, and for 60 days after the expiration of the Term, or for so long thereafter as Tenant is in possession of the Premises or has unsatisfied obligations hereunder to Landlord, the Letter of Credit shall be security for the full and timely performance of Tenant's obligations under this Lease; which Letter of Credit may be drawn upon by Landlord and applied from time to time against outstanding obligations of Tenant hereunder without notice or demand. Tenant shall have no right to require Landlord to so apply the Letter of Credit, nor shall Tenant be entitled to credit the same against rents or other sums payable hereunder. During the entire Term hereof, including any extension thereof, Tenant shall cause said Letter of Credit to be renewed, in identical form to that delivered herewith, no later than 30 days prior to the date of expiration of same. Without limiting any other remedies of Landlord, in the event that Tenant fails to renew any Letter of Credit given hereunder at least 30 days prior to the date of expiration thereof, then Landlord shall have the right to draw down the entire amount of said Letter of Credit and hold such sums as a cash deposit If and to the extent that Landlord makes such use of the Letter of Credit, or any part thereof, the sum so applied by Landlord (from cash or from a drawing on the letter of credit) shall be restored to the Letter of Credit by Tenant upon notice from Landlord, and failure to restore same (within the grace period applicable to Fixed Rent hereunder) shall be a default hereunder giving rise to all of Landlord's rights and remedies applicable to a default in the payment of rent. In the event of a change of circumstance relating to the bank issuing the Letter of Credit, or Landlord otherwise reasonably believes the financial conditions of the issuing bank has been degraded, Landlord reserves the right to require Tenant to replace the letter of credit from time to time with a substitute similar letter of credit issued by another bank satisfactory to Landlord.

13.25. GOVERNING LAW.

The Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.

13.26. INTENTIONALLY OMITTED.

13.27. SECURITY MEASURES.

Tenant acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Property, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Building or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and to the maximum extent permissible by law, Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord's negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Building to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Building.

13.28. EASEMENTS.

Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord's request and Tenant's failure to do so shall constitute a material default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Property, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

13.29. CHANGES TO PROPERTY.

Landlord shall have the right, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Property and to consent to changes in the Office Park (hereinafter referred to collectively as "Changes") including, but not limited to, the Building interior and exterior, the common areas and elements thereof, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Property, limit or eliminate access to portions of the Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Although Landlord shall use commercially reasonable efforts to minimize any material interference of Tenant's use or occupancy of or access to the Premises, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes.

13.30. INCORPORATION OF PRIOR AGREEMENTS.

This Lease and the Exhibits hereto contain all agreements of the parties with respect to the Lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Property or concerning any other matter addressed by this Lease.

13.31. AMENDMENTS.

This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

13.32. COVENANTS.

This Lease shall be construed as though Landlord's covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

13.33. AUCTIONS.

Tenant shall not conduct, nor permit (with respect to the Premises only) to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Property. The holding of any auction on the Premises or Common Areas in violation of this Section 13.33 shall constitute a default hereunder.

13.34. MERGER.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

13.35. AUTHORITY.

If Tenant is a corporation, limited liability corporation, trust, or general or limited partnership, Tenant represents and warrants that each individual executing and delivering this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon request evidence of such authority satisfactory to Landlord.

13.36. RELATIONSHIP OF PARTIES.

Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

13.37. RIGHT TO LEASE.

Landlord reserves the absolute right to effect such other tenancies in the Property as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Property.

13.38. CONFIDENTIALITY.

Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord's relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion, except as required for financial disclosures, securities filings or to parties involved in transactions permitted under Section 5.3 above. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

13.39. OFAC CERTIFICATION AND INDEMNITY.

Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the "Patriot Act") prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the
Term) that neither Tenant nor any stockholder, manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control ("OFAC") list of "Specially Designated Nationals and Blocked Persons" as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of "Specially Designated Nationals and Blocked Persons" can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant's compliance with these provisions. No assignment or subletting shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party's compliance with the provisions of this subsection, in form and content satisfactory to Landlord. If for any reason the representations and warranties set forth in this subsection, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any respect when made or delivered, or thereafter becomes untrue in any respect, then an event of default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any and all liabilities, losses claims, damages, penalties, fines, and costs (including attorneys' fees and costs) arising from or related to the breach of any of the foregoing representations, warranties, and duties of Tenant. The provisions of this subsection shall survive the expiration or earlier termination of this Sublease for the longest period permitted by law.

13.40. WAIVER OF JURY TRIAL.

LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY

ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

Witness the execution hereof, under seal, in any number of counterparts, each of which counterparts shall be deemed an original for all purposes, as of the day and year first above written.

TENANT:
SOUNDBITE COMMUNICATIONS, INC.


By: /s/ Christopher Hemme
    ---------------------------------
Name: Christopher Hemme
Title: VP Finance
       Hereunto duly authorized


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
       Hereunto duly authorized


LANDLORD:
BURLINGTON WOODS OFFICE TRUST NO. 2


By: /s/ Illegible
    ---------------------------------
    (Illegible), as Trustee and
    not individually


By: /s/ Illegible
    ---------------------------------
    (Illegible), as Trustee and
    not individually

                                    EXHIBIT A

                                  THE PREMISES


                               Exhibit A (Page 1)

                                  (FLOOR PLAN)

                                    EXHIBIT B

                          CURRENT RULES AND REGULATIONS

1. Tenant will review the non-binding tenant manual provided prior to move-in at Building and, upon request by Landlord, will provide referenced forms including emergency contacts, designated tenant representative, and card access requests and will notify Landlord when changes in information occur.

2. The entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered nor obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors, or be used by them for any purpose other than ingress or egress to and from the Premises. Landlord reserves the right to reasonably restrict and regulate the use of aforementioned public areas of the Building by Tenant, Tenant's agents, employees, servants, licensees and visitors and by persons making deliveries to Tenant.

3. After the conclusion of Tenant's initial move into the Premises, other movement in or out of the Building of furniture or office equipment which requires the use of elevators or stairways or the movement through the main Building entrance shall be restricted to the after business hours designated by Landlord. All such movement shall be under the supervision of Landlord and performed in the manner agreed upon between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by Tenant will include the determination by Landlord and subject to Landlord's reasonable discretion, relating to the time, method, and routing of the items' movement, as well as reasonable limitations imposed by safety, appearance or other reasonable concerns which may include the prohibition of equipment or any other item from being brought into the Building, as well as the method of the items' movement through the Building. Tenant shall assume with its contractors, all risk as to damage caused by any such movement or property being moved or injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of Tenant or its contractor's negligent or willful acts in connection with such Tenant arranged moving from the time of entering the property to the completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such moving performed by Tenant arrangement, except relating to Landlord's or its agent's or contractor's negligence or misconduct.

4. After the conclusion of Tenant move-in, all deliveries, inclusive of packages, office supplies, etc., must be made via the freight elevator during normal business hours. Landlord's written approval must be obtained for any delivery made after business hours and Tenant will be responsible for the expense of the security attendant who monitors access to the Building during the period of such delivery.

5. Tenant shall not permit the parking or standing of delivery vehicles to interfere with the use of any driveway, walk, parking area or other common areas.

6. No hand trucks or delivery dollies, except those equipped with rubber tires and padded side guards, shall be used in any space, or in public halls of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise.

7. All deliveries to the Tenant must be accepted by Tenant. The Landlord and its agents or


                               Exhibit B (Page 1)
     employees will not accept, sign for, or hold Tenant mail, packages, or deliveries.

8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, odors, or vibrations to emanate from premises or otherwise unreasonably disturb or interfere with the occupancy of the Building whether by the use of any equipment, musical instrument, radio, television, talking machine, unmusical noise, whistling, singing, or in any other way.

9. No additional locks, or security devices will be installed without prior notification and approval by Landlord. New locks or rekeying must be coordinated with Landlord and keyed on building master system. Upon move-in all doors with locksets will be keyed to building master system and Tenant will be given 2 keys by Landlord. Additional keys may be requested in advance and at an additional charge to Tenant. Upon termination of Lease, Tenant will return 2 keys to each lock, and further will disclose any previously approved and installed security devices including combination locks, punch codes to doors and vaults.

10. After the initial move-in, for which the distribution of access cards will be provided at no cost to Tenant, Tenant agrees to pay an amount fixed by Landlord from time to time, for each building access card issued by Landlord to Tenant for access to Building during non-business hours. Such expense is presently $10.00 per card.

11. Landlord specifically reserves the right to exclude from the Building during non-business hours, such as before 8:00 a.m. and after 6:00 p.m. on weekdays, on Saturdays and Sundays, and Building recognized Holidays, all persons not permitted entry by utilizing card access, telephone access system, or previous arrangement with the management office.

12. Tenant shall be responsible for persons it authorizes to have access to the Building during non-business hours and shall be liable for and shall coordinate which persons should have access cards issued. Tenant shall keep access card records current and properly identified by employee name.

13. Landlord will not permit entrance to Tenant's premises or offices by use of pass keys controlled by Landlord to any person at any time except Landlord's employees, contractors, or service personnel directly supervised by Landlord. It is recommended that Tenant inform Tenant employees of these lockout procedures.

14. All service requests of Tenant required of Landlord shall be administered through Building management office. Tenants will not contract independently with employees and agents of Landlord without the coordination of the management office, nor shall Tenant request employees or agents of Landlord to receive or carry messages for or to any Tenant or other person.

15. None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, nor shall any rubbish, litter, trash, or material of any nature be placed, emptied, or thrown into these areas, nor shall such areas be used at any time except for ingress and egress by Tenant, Tenant's agents, employees, or invitees.

16. No boxes, crates, pallets, or other such materials shall be stored in building hallways or other common areas. When Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 8:00 a.m. and 6:00 p.m., so as to avoid having such debris visible or being moved in the Common Areas during normal business hours. If such items are desired to be removed as part of evening janitorial service, the expense of such will be borne by Tenant.


                               Exhibit B (Page 2)

17. Each Tenant shall cooperate with Landlord's employees in keeping leased premises neat and clean.

18. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which whey were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown or placed therein. Damages or maintenance expense resulting from any misuse of fixtures or disposal of the above by Tenant, its servants, employees, agents, visitors, or licensees, shall be borne by Tenant.

19. Unless otherwise provided for in this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building, except for Tenant's interior design components and furnishings in the Premises or the approved signage. Other than for initial move-in, no boring, cutting, or stringing for wires shall be permitted without the prior written consent of Landlord and as Landlord may direct.

20. Unless otherwise provided in this Lease, neither Tenant, nor its servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any flammable, combustible, or explosive fluid, chemical or substance (including Christmas trees and ornaments) except such items as may be incidentally used, provided Tenant notifies Landlord of the location thereof and makes adequate provision for safe storage. No space heaters or fans shall be operated or located in the Premises, other than UL approved or Landlord installed appliances.

21. No bicycles, vehicles, or animals, except for the disabled, shall be brought into or kept in or about the Premises or Building.

22. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical panels, HVAC equipment or other mechanical equipment so as to prevent personnel from servicing such units or equipment as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be borne by Tenant.

23. No space in the Premises or Building shall be used for manufacturing, for lodging, sleeping, storage of money in excess of $300, storage of drugs or medicine not typically found of quality or quantity in lst Aid supply kits or for legal purposes.

24. Tenant shall not place, install or operate on the demised premises or in any part of Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein except Tenants microwave, refrigerator, office and communication equipment.

25. Tenant must obtain prior written approval, which shall be at Landlord's sole discretion, for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever which would be visible from exterior of building other than Landlord supplied. Landlord will approve all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

26. Tenant will coordinate with Landlord all Tenant arranged contractors, and installation technicians, rendering any construction or installation service to Tenant before performance of any such service. This provision shall apply to all work performed in the Building by Tenant arranged contractors including the installation of telephones, telegraph equipment, electrical devices and attachments, and the installation of any nature affecting the floors, walls, woodwork, trim, windows, ceiling, equipment (other than Tenant's office equipment), or any other physical


                               Exhibit B (Page 3)
     portion of the Building.

27. Tenant shall, at its expense, provide artificial light for the employees of Landlord while making repairs or providing services in said Premises regardless of whether occurring during business or non-business hours after lease commencement date.

28. Smoking is prohibited in common entrances, vestibules, passages, corridors, halls, elevators, stairways, and toilet rooms of the Building. Tenant is responsible for informing all of its vendors, service providers, agents, employees, licensees, and visitors of this policy. Landlord reserves the right to request that any person(s) engaged in the act of smoking (in the common areas recited above), at this or her choice, either cease smoking or leave the common areas of the Building immediately.

29. Canvassing, soliciting, and peddling in the Building and Parking Lot is prohibited. Landlord and Tenant shall cooperate to prevent same.

30. Tenant shall restrict parking by Tenant, its employees, service providers, agents, and visitors to parking areas designated by Landlord and shall comply with reasonable parking rules and regulations as may be posted and distributed from time to time.

31. Tenant will evacuate the Premises and Building in the event of emergency or catastrophe notification; whether practice drill, false alarm, or actual occurrence.

32. Tenant will notify Landlord of any incidents, accidents, injuries, or hazards which Tenant is aware of, which occur, or are present in Premises or Building.

33. Tenant will be requested to participate in recycling and other expense reduction programs offered by Building.

34. Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in Landlord's reasonable judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules when made and notice thereof given to a tenant shall be binding upon Tenant in the manner as if originally prescribed.

Landlord desires to maintain high standards of environmental comfort and convenience for the Tenants of Building. It will be appreciated if any undesirable conditions, lack of courtesy or attention are reported directly to the management.


                               Exhibit B (Page 4)

(LOGO) Transfer Form

THIS FORM IS TO BE USED IN THOSE CASES WHERE A LETTER OF CREDIT IS TRANSFERRED IN ITS ENTIRETY AND NO SUBSTITUTION OF INVOICE IS REQUESTED

International Trade Services Department                 DATE ___________________
Comerica Bank
P.O. Box 75000
Detroit, Michigan 48275-3341

                                        Re: Credit      issued by

                                        Your Advice No. ________________________

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

________________________________________________________________________________
                              (NAME OF TRANSFEREE)

________________________________________________________________________________
                                    (ADDRESS)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increase or expansions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith together with any and all amendments, and we ask you to enter the transfer on the reverse of the advice, and forward it direct to the transferee with your customary notice of transfer.

Enclosed is remittance of $_____________ in payment of your transfer commission and in addition thereto we agree to pay to you on demand any expenses which may be incurred by you in connection with this transfer.

SIGNATURE AND LEGAL CAPACITY            Very truly yours,
GUARANTEE

-------------------------------------   ----------------------------------------
                (BANK)                                (BENEFICIARY)


-------------------------------------   ----------------------------------------
        (AUTHORIZED SIGNATURE)                 (SIGNATURES OF BENEFICIARY)

COMERICA BANK HAS PREPARED THIS SPECIMEN UPON REQUEST AND BASED ON INFORMATION SUPPLIED TO IT. NO REPRESENTATION OR COMMITMENT IS MADE BY THE ISSUING BANK REGARDING THE ACCURACY OR SUITABILITY OF THIS SPECIMEN FOR ITS INTENDED PURPOSE OR THE WILLINGNESS OF COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.

APPROVED BY _________________________   DATE ______________

TELEX NO: 160455 CMACALLB               COMERICA BANK
FAX NO: 310-649-3407                    INTERNATIONAL TRADE SERVICES -MC 4659
SWIFT: MNBDUS6LAX                       2321 ROSECRANS AVE., 5TH FLOOR
                                        EL SEGUNDO, CA 90245

DATE: ______________

BENEFICIARY:
BURLINGTON WOODS OFFICE TRUST NO. 2
C/O FINARD & COMPANY, LLC
ONE BURLINGTON WOODS DRIVE
BURLINGTON, MA 01803
AS "LANDLORD"

APPLICANT:
SOUNDBITE COMMUNICATIONS, INC.
TWO BURLINGTON WOODS DRIVE
BURLINGTON, MA 01803
AS "TENANT"

                          LETTER OF CREDIT NO _________

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF SOUNDBITE COMMUNICATIONS, INC., UP TO THE AGGREGATE AMOUNT OF USD 35,770.67(THIRTY FIVE THOUSAND SEVEN HUNDRED SEVENTY AND 67/100 U.S. DOLLARS ONLY) TO EXPIRE ON JULY 31, 2006 AVAILABLE BY PAYMENT OF YOUR DRAFT AT SIGHT ON COMERICA BANK WHEN ACCOMPANIED BY THE FOLLOWING
DOCUMENTS:

1. A WRITTEN AND DATED STATEMENT FROM THE BENEFICIARY PURPORTEDLY SIGNED BY THE BENEFICIARY OR BY AN AUTHORIZED OFFICER OR AGENT INDICATING NAME AND TITLE OF SIGNER WITH THE FOLLOWING WORDING:

"THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US FROM APPLICANT PURSUANT TO THAT CERTAIN LEASE BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT."

                                       OR

"WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM COMERICA BANK

PAGE TWO
STANDBY LETTER OF CREDIT NO. ________


THAT LETTER OF CREDIT NO. ___________ WILL NOT BE EXTENDED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM APPLICANT SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT."

2. THE ORIGINAL LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

THE LEASE AGREEMENT MENTIONED IN THIS LETTER OF CREDIT IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

SPECIAL CONDITIONS:

PARTIAL DRAWINGS ARE PERMITTED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENT(S) MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DRAFT(S) DRAWN UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED "DRAWN UNDER COMERICA BANK STANDBY LETTER OF CREDIT NO. ________________".

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD(S) OF ONE YEAR, BUT NOT BEYOND JULY 31, 2008, UNLESS AT LEAST SIXTY(60) DAYS PRIOR TO THE EXPIRATION DATE, WE NOTIFY YOU BY OVERNIGHT COURIER AT THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE SUCCESSIVELY IN ITS ENTIRETY ONLY UP TO THE THAN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY OR IS THE NEW OWNER OF CERTAIN STATED PROPERTY ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (ATTACHED) AND PAYMENT OF OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM 250.00 PLUS 25.00 COURIER CHARGE)

IN THE EVENT THIS STANDBY LETTER OF CREDIT IS NO LONGER REQUIRED THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS THERETO MUST BE SUBMITTED TO COMERICA

PAGE THREE
STANDBY LETTER OF CREDIT NO. ________


BANK TOGETHER WITH A SIGNED LETTER FROM THE BENEFICIARY'S OR ITS AUTHORIZED OFFICER OR AGENT ADDRESSED TO COMERICA BANK AGREEING TO ITS CANCELLATION.

EXCEPT AS OTHERWISE EXPRESSLY STATED, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (UCP) INTERNATIONAL CHAMBER OF COMMERCE, 1993 REVISION, PUBLICATION 500.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO COMERICA BANK, INTERNATIONAL DEPT. 500 WOODWARD AVE., 24TH FLOOR, ONE DETROIT CENTER, DETROIT, MI 48226 ON OR BEFORE EXPIRATION DATE OR ANY AUTOMATICALLY EXTENDED DATE.


-------------------------------------
AUTHORIZED SIGNATURE

                                    EXHIBIT D

                                 LANDLORD'S WORK

Landlord's Work shall consist solely of the following work:

     a.   Paint and carpet the Premises using building standard finishes;

     b. Make all necessary repairs and/or replacements to the ceiling and lighting fixtures in the "demo room" such that it is generally consistent with the remainder of the Premises;

     c.   Rebalance all perimeter stand-alone HVAC units within the Premises;

     d.   Remove current wall covering from the walls of the Premises;

     e. Replace the bulbs and/or ballasts in the ceiling light fixtures within the Premises, as needed;

     f. Touch up the doors in the Premises with stain and/or pain, as needed, to remove nicks and blemishes;

     g. Perform minor upgrade the bathrooms within the Premises to Building Standard finish;

     h. Make all necessary repairs, if any, to the supplemental HVAC unit serving the computer room in the Premises in order that such unit is in good working order. (Tenant shall be responsible for all maintenance and repairs necessary during the Lease Term.)

     i.   Remove wall as per discussion between Chris Hemme and Bob Hayes.

Landlord shall perform and complete Landlord's Word in a good and workmanlike manner and using building standard finishes and construction materials, to the extent applicable to such work. To the extent Tenant is required or has the option to select colors and finishes in connection with Landlord's Work, Tenant shall promptly make such selections from the building standard selections offered by Landlord. Tenant shall be responsible for and shall pay directly or promptly pay to Landlord for, or indemnify and reimburse Landlord for, from and against, as the case may be, any costs or expenses resulting from Tenant's upgrades from building standard construction materials or Tenant's upgrades or changes to any plans or specifications, if any, relating to Landlord's Work.


                               Exhibit D (Page 1)

                            FIRST AMENDMENT OF LEASE

     THIS FIRST AMENDMENT OF LEASE is made this ____ day of August, 2005, between BURLINGTON WOODS OFFICE TRUST NO. 2, having a mailing address c/o Finard & Company, LLC, One Burlington Woods Drive, Burlington, Massachusetts 01803-4503 ("LANDLORD") and SOUNDBITE COMMUNICATIONS, INC., having a mailing address of Two Burlington Woods Drive, Burlington, Massachusetts 01803 ("TENANT").

                                   BACKGROUND:

     A. Reference is made to a Lease dated December, __ 2004, between Landlord and Tenant (the "LEASE") demising approximately 9,963 rentable square feet of space located on the third (3rd) floor of the Building (the "PREMISES") as more fully described in the Lease. All capitalized terms used but not defined herein shall have the same meaning as in the Lease.

     B. Landlord and Tenant are the current holders, respectively, of the lessor's and lessee's interests in the Lease.

     C. Landlord and Tenant now desire to amend the Lease as set forth below.

                                   AGREEMENTS:

     In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1. Term. Landlord and Tenant acknowledge and agree that the Term of the Lease commenced on May 1, 2005 and is hereby extended by one (1) month such that it shall expire on May 31, 2008 unless the Lease is otherwise terminated as provided therein.

     2. Expansion Space; Effective Date. Upon the Effective Date (as defined below), approximately 9,703 rentable square feet of space located on the second
(2nd) floor of the Building as shown on Exhibit A-l attached hereto (the "EXPANSION SPACE") shall be deemed added to and incorporated into the Premises demised under the Lease. Upon the Effective Date, all references to the Premises shall include the Expansion Space, and all references to Exhibit A in the Lease shall be deemed to include and refer to Exhibit A-l, except as specifically set forth herein. The Expansion Space shall be delivered free of all occupants, personal property, trade fixtures and equipment and shall be accepted by Tenant in an "As-Is" condition without any warranty of fitness for use or occupancy, expressed or implied; provided, however, on or before the Effective Date, Landlord shall complete the following work in a good and workmanlike manner using, where applicable, Landlord's building standard design and construction materials and finishes: (i) rebalance all perimeter stand alone HVAC units within the Expansion Space; (ii) ensure that the ceiling lighting fixtures serving the Expansion Space are in good working order; (iii) re-paint the walls, and re-carpet the floors, of the Expansion Space; (iv) remove one (1) internal wall and repair the ceiling in the northeast portion of the Expansion Space as shown on Exhibit A-l; and (v) upgrade the restrooms within the Premises (collectively, "LANDLORD'S WORK"). Landlord shall pay the costs and expenses relating to Landlord's Work based on Landlord's building standard design and construction materials and finishes; provided that Tenant shall be responsible for and shall pay directly or promptly pay to Landlord for, as appropriate, and indemnify and reimburse Landlord for, from and against, any costs or expenses resulting from Tenant's upgrades from building standard construction materials or finishes or Tenant's upgrades or changes to any plans or specifications relating to Landlord's Work. To the extent Tenant is required or has the option to select colors and finishes for Landlord's Work, Tenant shall promptly make such selections from the building standard selections offered by Landlord. Landlord shall endeavor to provide Tenant with at least two (2) weeks prior notice to the estimated completion of Landlord's Work to give Tenant the right to install furniture, fixtures and equipment and the conduct of other non-operational activities in the Expansion Space. Tenant shall be liable for any damages or delays caused by Tenant's activities at the Expansion Space. Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease as to the Expansion Space, if any, and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord's building manager, and such entry shall be made in compliance with all terms and conditions of the Lease and the rules and regulations in effect from time to time. The "EFFECTIVE DATE" shall be the earlier of the date
(i) upon which Landlord delivers the Expansion Space to Tenant for Tenant's use in accordance with the terms and conditions of the Lease, or (ii) Tenant commences the conduct of business in the Expansion Space. The anticipated Effective Date is October 1, 2005, subject to delays caused by factors beyond the reasonable control of Landlord. Landlord shall not be liable to Tenant for any failure to deliver the Expansion Space on any specified date; provided, however, Tenant shall not be required to pay rent or any other charges on the Expansion Space until it has been delivered to Tenant as required hereunder. Landlord and Tenant agree to execute a supplemental agreement confirming the actual Effective Date once same is determined. Notwithstanding the foregoing, if the Effective Date has not occurred on or before December 1, 2005 for any reason other than any Tenant Delay (as defined below), than Tenant may, terminate this First Amendment upon fifteen (15) days written notice and upon such fifteenth
(15th) day following such notice this First Amendment shall terminate and be of no further force or effect unless within such fifteen (15) day period Landlord completes Landlord's Work and delivers the Expansion Space as required hereunder in which event Tenant's termination shall be void. In the event Tenant exercises its termination right hereunder the Lease shall remain in full force and effect as if this First Amendment had never been executed and delivered and nothing provided herein shall give Tenant the right to terminate the Lease. As used herein, the term "Tenant Delay" shall mean any delay caused by: (i) any change in Landlord's Work requested by Tenant; (ii) Tenant's failure to promptly approve or make any election relating to Landlord's Work after request therefor;
(iii) any request by Tenant for a delay in the commencement or completion of Landlord's Work for any reason; or (iv) any other act or omission of Tenant or its employees, agents or contractors.

     3. Basic Lease Provisions. Upon the Effective Date (except as otherwise set forth), the following changes shall be made to the data set forth in Section 1.2 of the Lease, entitled "Basic Data and Definitions":

          a. Fixed Rent. As of the Effective Date, the subsection of Section 1.2 of the Lease entitled "Fixed Rent" is hereby deleted in its entirety and replaced with the following:

Fixed Rent:

Period                          PSF     Annual Fixed Rent   Monthly Installment
------                       --------   -----------------   -------------------
May 1, 2005-
Ninety (90) days following
the Effective Date           $17.50        $174,352.50           $14,529.38

Ninety first (91st) day
Following the Effective
Date - April 1, 2006         $17.50 &      $351,432.25           $29,286.03
                             $18.25*

May 1,2006-
December 31,2006             $18.00 &      $356,413.75           $29,701.15
                             $18.25*

January 1, 2007-

April 1, 2007                $18.00 &      $366,116.75           $30,509.73
                             $19.25*

May 1, 2007-
December 31, 2007            $18.50 &      $371,098.25           $30,924.86
                             $19.25*

January 1, 2008-
May 31, 2008                 $18.50 &      $380,801.25           $31,733.44
                             $20.25*

* The rent per rentable square foot (PSF) amount set forth above states the rent per rentable square foot of the original 9,963 rsf Premises as the first number and the rent per rentable square foot of the 9,703 rsf Expansion Premises as the second number per Period.

          b. Premises. The subsection of Section 1.2 of the Lease entitled "Premises" is hereby deleted in its entirety and replaced with the following text:

     "Premises:         The portion of the Building (as defined above) located
                        on the second (2nd) and third (3rd) floors, as shown on Exhibit A attached hereto and Exhibit A-1 attached to the First Amendment of Lease."

          c. Rentable Floor Area of the Premises. The subsection of Section 1.2 of the Lease entitled "Rentable Floor Area of the Premises" is hereby deleted in its entirety and replaced with the following text:

     "Rentable Floor Area of the Premises: 19,666 square feet."

          e. Letter of Credit. The subsection of Section 1.2 of the Lease entitled "Letter of Credit Amount" is hereby deleted in its entirety and replaced with the following text:

     "Security Deposit: $35,770.67; provided, that on or before the Effective
                        Date (as defined in the First Amendment of Lease) Tenant shall cause an additional or replacement Letter of Credit to be delivered to Landlord such that the aggregate amount of such Letter(s) of Credit provided on behalf of and held by Landlord shall be $65,283.97."

     4. Termination of Right of First Offer. Section 2.5 of the Lease entitled "Right of First Offer on Certain Additional Space is hereby deleted in its entirety and of no further force or effect.

     5. Broker. Each party warrants and represents that it has not dealt with any broker other than Spaulding & Slye Colliers International and Richards Barry Joyce & Partners, LLC in connection with the consummation of this Amendment, and in the event any claim is made against the Landlord or the Tenant relative to dealings with brokers other than the aforesaid brokers, the party breaching such warranty and representation shall defend the claim against the first party with counsel of the indemnified party's selection and save harmless and indemnify such party on account of loss, cost or damage which may arise by reason of any such claim.

     6. Reaffirmation. In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

     EXECUTED under seal as of the date first written above.

TENANT:
SOUNDBITE COMMUNICATIONS, INC.


By: /s/ Christopher Hemme
    ---------------------------------
Its: CFO
     duly authorized


LANDLORD:
BURLINGTON WOODS OFFICE TRUST #2


By: /s/ Illegible
    ---------------------------------
Its: AUTH. AGENT
     duly authorized


By: /s/ Illegible
    ---------------------------------
Its: AUTH. AGENT
     duly authorized

                                   EXHIBIT A-1

                             PLAN OF EXPANSION SPACE

                                  (FLOOR PLAN)